As filed with the Securities & Exchange Commission on
November 5, 1996
                                   Registration No. 33-83418-LA

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                POST EFFECTIVE AMENDMENT NO. 2 TO
                            FORM SB-2

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                         NW VENTURE CORP.
          (Name of Small Business Issuer in Its Charter)

Delaware                    6770                 93-1138967
(State or other        (Primary Standard         (I.R.S. Employer
jurisdiction of        Industrial Classifi-       Identification)
incorporation or       cation Code Number)                Number)
organization)

             501 S.E. Columbia Shores Boulevard, #350
            Vancouver, Washington 98661 (360) 737-6800
  (Address and Telephone Number of Principal Executive Offices)

             501 S.E. Columbia Shores Boulevard, #350
                   Vancouver, Washington 98661
(Address of Principal Place of Business or Intended Principal
Place of Business)

                     Martin Rifkin, President
                         NW Venture Corp.
             501 S.E. Columbia Shores Boulevard, #350
                   Vancouver, Washington 98661
                          (360) 737-6800
    (Name, Address, and Telephone Number of Agent for Service)

                            Copies to:
                       David M. Kaye, Esq.
                      Danzig, Garubo & Kaye
                       75 Livingston Avenue
                   Roseland, New Jersey  07068
                          (201) 535-5701

Approximate date of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement.

                 CALCULATION OF REGISTRATION FEE

                              PROPOSED  PROPOSED
TITLE OF                      MAXIMUM   MAXIMUM
SECURITIES                    OFFERING  AGGREGATE
TO BE          AMOUNT TO BE   PRICE PER OFFERING       REGISTRA-
REGISTERED     REGISTERED     SHARE(1)  PRICE (1)      TION FEE
Common Stock,
par value
$.0001
per share      500,000        $0.10     $50,000        $100.00

TOTAL REGISTRATION FEE                                 $100.00

_____________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                         NW VENTURE CORP.

       Cross-Reference Sheet Showing Location in Prospectus of Information Required by Form SB-2

Item Number and Caption                          Heading in
                                                 Prospectus

1.   Front of Registration Statement
     and Outside Front Cover Page
     of Prospectus                                Cover Page

2.   Inside Front and Outside Back Cover
     Pages of Prospectus                          Cover Page

3.   Summary Information and Risk Factors         Prospectus
                                                  Summary, Risk
                                                  Factors

4.   Use of Proceeds                              Prospectus
                                                  Summary,
                                                  Use of Proceeds

5.   Determination of Offering Price              Cover Page,
                                                  Risk Factors

6.   Dilution                                     Dilution

7.   Selling Security-Holders                     Not Applicable

8.   Plan of Distribution                         Cover Page,
                                                  Plan of
                                                  Distribution

9.   Legal Proceedings                            Litigation

10.  Directors, Officers, Promoters and
     Control Persons                              Management

11.  Security Ownership of Certain
     Beneficial Owners and Management             Principal
                                                  Stockholders

12.  Description of Securities                    Description of
                                                  Securities

13.  Interest of Named Experts and Counsel        Not Applicable

14.  Disclosure of Commission Position on         Indemnification
     Indemnification for Securities Act           of Directors
     Liabilities                                  and Officers

15.  Organization Within Last Five Years          Management,
                                                  Certain
                                                  Transactions

16.  Description of Business                      Prospectus
                                                  Summary,
                                                  Introduction,
                                                  Business

17.  Management's Discussion and Analysis         Management's
     or Plan of Operation                         Discussion and
                                                  Analysis,
                                                  Business

18.  Description of Property                      Business

19.  Certain Relationships and Related            Certain
     Transactions                                 Transactions

20.  Market for Common Equity and Related         Description of
     Stockholder Matters                          Securities

21.  Executive Compensation                       Management

22.  Financial Statements                         Financial
                                                  Statements

23.  Changes in and Disagreements with            Not
     Accountants on Accounting and                Applicable
     Financial Disclosure

Prospectus
                         NW VENTURE CORP.

                  500,000 Shares of Common Stock

     This Prospectus relates to the reconfirmation offering (the "Reconfirmation Offering") required pursuant to Rule 419 of Regulation C under the Securities Act of 1933, as amended (the "Act") concerning 500,000 shares of Common Stock, $.0001 par value (the "Common Stock") of NW Venture Corp. (the "Company"). The shares were initially sold in connection with an initial public offering (the "Offering") of 500,000 shares of Common Stock, which was completed in October
1995.  In May 1996, the Company executed an agreement with Cyberia,
Inc., a California corporation, and its shareholders to acquire all of the issued and outstanding shares of capital stock of Cyberia, Inc.
in exchange for 25,500,000 shares of Common Stock of the Company.
This Prospectus is being furnished to investors in the Offering for such investors to consider reconfirming their investment in the Company as a result of the Company's proposed acquisition.

     Prior to the Offering and this Reconfirmation Offering,
there has been no market for the Company's Common Stock and there is no assurance that such a market will exist after the proposed acquisition is completed by the Company. There are no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of the Company's securities. The market for the Company's securities upon the proposed acquisition being concluded may be very restricted and liquidity may be extremely limited. The Offering price of $.10 per share was arbitrarily established and was not based on earnings or assets of the Company. (See "Risk Factors" and "Dilution").
                     ________________________

     THE OFFERING AND THE RECONFIRMATION OFFERING ARE BEING CONDUCTED IN ACCORDANCE WITH RULE 419 OF REGULATION C UNDER THE ACT. RULE 419 WAS DESIGNED, ACCORDING TO THE COMMISSION, TO STRENGTHEN REGULATION OF SECURITIES OFFERINGS BY BLANK CHECK COMPANIES WHICH CONGRESS HAS FOUND TO HAVE BEEN A COMMON VEHICLE FOR FRAUD AND MANIPULATION IN THE PENNY STOCK MARKET. (See "RISK FACTORS - OFFERING CONDUCTED IN ACCORDANCE WITH RULE 419").

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED  BY
THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                       Proceeds
                         Price to                      to the
                         Public      Commissions(1)    Company(2)(3)


Per Share                  $.10              $-0-            $.10
Total                    $50,000             $-0-          $50,000

                                   (See footnotes on following page)


   The Date of This Prospectus is                        , 1996

     (1) The shares were offered directly to the public on behalf of the Company by Martin Rifkin, the sole officer and director of the Company. No commissions or any other form of remuneration was or will be paid to Mr. Rifkin, although his out-of-pocket expenses will be reimbursed by the Company. No NASD members or affiliates participated in the Offering.

     (2) The figures do not reflect the deduction of offering expenses estimated to be an aggregate of $14,000 which include but are not limited to filing fees, printing expenses, legal and accounting fees and other miscellaneous expenses.

     (3)  The shares were offered by the Company on a "best
efforts, all or none" basis.  All moneys paid by subscribers for the shares (the "deposited funds") were deposited in a special non-interest bearing escrow account at United Jersey Bank, 210
Main Street, Hackensack, New Jersey 07602.  Jersey Transfer and
Trust Co. of New Jersey and United Jersey Bank are together
serving as the Escrow Agent for the Offering.  Except for 10% of
the deposited funds (10% of $50,000, or $5,000) which was
released under Rule 419 upon completion of the Offering, the deposited funds and the securities to be issued to subscribers are remaining in escrow and may not be released until an
acquisition meeting certain specified criteria has been made and a sufficient number of subscribers reconfirm their investment in accordance with the procedures set forth in Rule 419. While held in escrow, the securities may not be traded or transferred.
Pursuant to these procedures, the Company must return the
pro-rata portion of the deposited funds to any subscriber who
does not elect to remain a subscriber.   Unless a sufficient number of
investors elect to remain subscribers, all subscribers will be entitled to the return of a pro-rata portion of the deposited funds and none of the securities will be issued to investors. In the event an acquisition is not consummated within 18 months of June 30, 1995 (the effective date of the registration statement relating to the Offering), the deposited funds will be returned on a pro-rata basis to all investors. In accordance with the provisions of Rule 419, if funds held in escrow are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in escrow are released to the Company, interest or dividends earned on such funds up to the date of release shall be released to the Company. (See "Prospectus
Summary - Investors Rights to Reconfirm Investments Under Rule
419").

     Prior to the Offering and the Reconfirmation Offering, there has been no public market for the Common Stock and no assurance can be given that a trading market for the Common Stock will develop subsequent to the completion of the Reconfirmation Offering or be sustained if developed. The shares will not be eligible for listing on the Automated Quotation System of the National Association of Securities Dealers (the "Nasdaq Stock Market") upon the completion of the Reconfirmation Offering, and therefore, the Company has not and does not presently intend to make application to have the shares included on the Nasdaq Stock Market.
                       ___________________

     THE OFFERING AND THE RECONFIRMATION OFFERING INVOLVES A
SPECULATIVE INVESTMENT, A HIGH DEGREE OF RISK, AND SUITABLE ONLY
FOR PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.

     THE SHARES HAVE BEEN REGISTERED ONLY IN THE STATE OF NEW YORK. PURCHASERS OF SHARES IN THE OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF THE STATE OF NEW YORK (OR THE DISTRICT OF COLUMBIA, WHERE NO SECURITIES REGISTRATION PROVISIONS EXIST), UNLESS AND UNTIL THE SHARES HAVE BEEN REGISTERED OR QUALIFIED FOR SALE IN ADDITIONAL JURISDICTIONS OR UNLESS AN EXEMPTION IS AVAILABLE AND HAS BEEN OBTAINED. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSES OF DISCLOSING ADDITIONAL STATES, IF ANY, IN WHICH THE SHARES WILL HAVE BEEN REGISTERED OR QUALIFIED.

     PURSUANT TO THE TERMS OF THE OFFERING, THE COMPANY'S SOLE OFFICER AND DIRECTOR, AND HIS AFFILIATES AND ASSOCIATES, WAS PERMITTED TO PURCHASE A PORTION OF THE SHARES OFFERED UNDER THE OFFERING, NOT TO EXCEED TEN PERCENT (10%) OF THE NUMBER OF SHARES BEING OFFERED IN THE OFFERING, UPON THE SAME TERMS AND CONDITIONS AS OTHER INVESTORS IN THE OFFERING. SUCH PURCHASES COULD ONLY BE MADE FOR INVESTMENT PURPOSES ONLY AND NOT WITH A
VIEW TO RESALE OR DISTRIBUTION.   SUCH PURCHASES COULD BE MADE TO
HELP REACH THE MAXIMUM NUMBER OF SHARES BEING OFFERED SO THAT THE OFFERING COULD CLOSE. PURSUANT THERETO, THE COMPANY'S SOLE OFFICER AND DIRECTOR PURCHASED 10% OF THE NUMBER OF SHARES OFFERED IN THE OFFERING.

     THE COMPANY IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), AND IN ACCORDANCE THEREWITH, FILES REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY INTENDS TO FURNISH TO ITS SHAREHOLDERS, AFTER THE CLOSE OF EACH FISCAL YEAR, WITH AN ANNUAL REPORT WHICH WILL CONTAIN AUDITED FINANCIAL STATEMENTS CERTIFIED BY ITS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. IN ADDITION, THE COMPANY MAY FURNISH TO ITS SHAREHOLDERS QUARTERLY REPORTS CONTAINING UNAUDITED FINANCIAL INFORMATION.

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus. Any information or representations not herein contained, if given or made, must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering or solicitation with respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful.


                        TABLE OF CONTENTS
                                                             Page

Prospectus Summary .......................................      5
Introduction .............................................      9
Risk Factors .............................................      9
Dilution .................................................     16
Dividend Policy...........................................     16
Use of Proceeds...........................................     17
Capitalization............................................     18
Management's Discussion
 and Analysis.............................................     19
Business..................................................     21
Management................................................     24
Principal Stockholders....................................     29
Certain Transactions......................................     29
Description of Securities.................................     30
Indemnification of Directors
 and Officers.............................................     31
Plan of Distribution......................................     31
Reports to Shareholders...................................     33
Litigation................................................     33
Legal Opinions............................................     33
Experts...................................................     34
Additional Information....................................     34
Financial Statements......................................    F-1



     Until 90 days after the date funds and securities are released from the escrow account pursuant to Rule 419 under the Act, all dealers effecting transactions in the securities offered hereby, whether or not participating in this distribution, may be required to deliver a current prospectus. This is in addition to the obligation of dealers to deliver a current prospectus when acting as underwriters and with respect to their unsold allotments.

                        PROSPECTUS SUMMARY

     This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Securities and Exchange Commission under the Act, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to its exhibits for further information with respect to the Company, the Offering and Reconfirmation Offering. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

The Company

     NW Venture Corp. (the "Company") was organized as a Delaware corporation on February 24, 1994 for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to employ the Company's funding in their business or to seek the perceived advantages of a publicly-held corporation. In October 1995, the Company completed an initial public offering (the "Offering") of 500,000 shares of its Common Stock at a price of $.10 per share pursuant to a Registration Statement declared effective by the Securities and Exchange Commission on June 30, 1995. In May 1996, the Company executed an agreement with Cyberia, Inc., a California corporation ("Cyberia"), and its shareholders to acquire all of the issued and outstanding shares of capital stock of Cyberia in exchange for 25,500,000 shares of Common Stock of the Company (the "Acquisition"). Cyberia is primarily involved in the business of creating original music for television commercials. (See "Risk Factors" and "Business").

Negotiations between the Company and Cyberia

     Subsequent to the completion of the Offering in October 1995, the Company commenced efforts to seek a business opportunity in which to acquire. In the course of its investigation, the Company was contacted by Cyberia. At the time, the President of Cyberia was Jay Rifkin, the brother of Martin Rifkin, the founder and then sole officer and director of the Company. (Jay Rifkin remains President of Cyberia.) Cyberia indicated that it was interested in seeking the perceived advantages of a publicly-held corporation and requested information from the Company with regard to its recently completed Offering. In turn, Martin Rifkin requested and received background information on Cyberia including certain financial information. Once such information was exchanged, the parties began to negotiate the structure of the transaction. The Company indicated that it was interested in acquiring all of the outstanding capital stock of Cyberia so that Cyberia would be a wholly-owned subsidiary of the Company. Cyberia indicated that such structure would be acceptable provided that the current shareholders of Cyberia received such number of shares of Common Stock which would in the aggregate represent 85% of the outstanding shares of Common Stock of the Company. An agreement was thereupon drafted and in May 1996, the Company executed the agreement with Cyberia and its shareholders to acquire 100% of the stock of Cyberia in exchange for 25,500,000 shares of Common Stock of the Company.

The Offering and Reconfirmation Offering

     Five Hundred Thousand (500,000) shares of Common Stock were offered at a purchase price of $.10 per share on a "best efforts, all or none" basis. The Offering was conducted directly by the Company without the use of a professional underwriter and was completed in October 1995. This Prospectus is being furnished to investors in the Offering for such investors to consider reconfirming their investment in the Company as a result of the Company's proposed Acquisition.

Securities Outstanding

     There are presently 4,500,000 shares of Common Stock outstanding of an authorized issuance of 50,000,000 shares of Common Stock. If the Acquisition is completed, 30,000,000 shares of Common Stock will be outstanding.

Use of Proceeds

     The Offering is a "blank check" in that neither the Company's business nor the use of the proceeds of the Offering were specified. The Company intends to utilize the net proceeds to pay general office expenses; for the repayment of loans; to pay the expenses in connection with identification and evaluation of business opportunities and structuring and completion of acquisitions or mergers; and for working capital. (See "Use of Proceeds").

Risk Factors

         Investment in the securities of the Company is highly speculative and involves many risks. (See "Risk Factors").


Investors Rights to Reconfirm Investment Under Rule 419

     Deposit of Offering Proceeds and Securities

     Rule 419 requires that the gross offering proceeds, less deduction for underwriting compensation and underwriting expenses (for which there were none in the Offering) and all securities to be issued be deposited into an escrow account (the "deposited funds" and "deposited securities," respectively) governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, except for an amount up to 10% of the deposited funds (10% of $50,000, or $5,000), the deposited funds and deposited securities will be released to the Company and to investors, respectively, only after the Company has met the following three conditions. First, the Company must execute an agreement for an acquisition(s) meeting certain prescribed criteria. Second, the Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions. Third, the acquisition(s) meeting the prescribed criteria must be consummated (see "Prescribed Acquisition Criteria" and "Reconfirmation Offering" below).

     Accordingly, the Company has entered into an escrow agreement with Jersey Transfer and Trust Co. of New Jersey and
United Jersey Bank (together, the "Escrow Agent") which provides that:

     (1) The deposited funds are to remain in the escrow account maintained by the Escrow Agent after completion of the Offering. The deposited funds are to held for the sole benefit of the investors and can be only invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

     (2) All securities issued in connection with the Offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The securities held in the escrow account are to remain as issued and deposited and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the securities held in their names.

     (3) Warrants, convertible securities or other derivative securities, if any, relating to securities held in the escrow account may be exercised or converted in accordance with the terms; provided, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion, are to be promptly deposited into the escrow account.

     Prescribed Acquisition Criteria

     Rule 419 requires that before the deposited funds and the deposited securities can be released the Company must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets for which the fair value of the business(es) represents at least 80% of the offering proceeds, including funds received or to be received from the exercise of warrants, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. For purposes of the Offering, the fair value of the business(es) or assets to be acquired must be at least $40,000. At June 30, 1996, the fair market value of the business of Cyberia was approximately $78,500 (representing total assets less total liabilities). Once the acquisition agreement(s) meeting the above criteria have been executed, the Company must successfully complete the mandated reconfirmation offering, as discussed below, and consummate the acquisition(s).

     Post-Effective Amendment

     Once the agreement(s) governing the acquisition(s) of (a) business(es) meeting the above criteria has been executed, Rule 419 requires the Company to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the deposited funds and deposited securities can be released from escrow.

     Reconfirmation Offering

     The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment.
Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

     (2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

     (3) If the company does not receive written notification from any investor within 45 business days following the effective date, the pro-rata portion of the deposited funds held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

     (4) The acquisition(s) will be consummated only if a minimum number of investors representing 80% of the offering proceeds elect to reconfirm their investments;

     (5) If a consummated acquisition(s) has not occurred within 18 months from the date of this Prospectus, the deposited funds held in the escrow account shall be returned to all investors on a pro-rata basis within five business days by first class mail or other equally prompt means.

     This Prospectus serves as the prospectus required pursuant to Rule 419 for investors in the Offering to consider reconfirming their investment in the Company as a result of the Company's proposed Acquisition.


     Release of Deposited Securities and Deposited Funds

     The deposited funds and deposited securities may be released to the Company and the investors, respectively, after the escrow agent receives a signed representation from the Company, together with other evidence acceptable to the escrow agent that the requirements of paragraphs (e)(1) [that a post-effective amendment has been filed disclosing information relative to the acquisition, which acquisition must be for a business or net assets, with a value of at least 80% of the maximum gross of the proceeds of the Offering] and (e)(2) [setting forth terms how a purchaser must confirm his investment or he will have been deemed not to remain an investor] of Rule 419 have been met, and (ii) the escrow agent receives a signed representation that the acquisition has been consummated.

Selected Financial Information

     The Company has no operating history and has had no revenues through the date of this Prospectus. Other financial information is contained in the financial statements of the Company and Cyberia, as well as pro forma financial information, which are included elsewhere in this Prospectus.


                           INTRODUCTION

     NW Venture Corp. (the "Company") was incorporated under the laws of the State of Delaware on February 24, 1994 for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to employ the Company's funding in their business or to seek the perceived advantages of a publicly-held corporation. In October 1995, the Company completed an initial public offering (the "Offering") of 500,000 shares of its Common Stock at a price of $.10 per share pursuant to a Registration Statement declared effective by the Securities and Exchange Commission on June 30, 1995. In May 1996, the Company executed an agreement with Cyberia, Inc. a California corporation ("Cyberia"), and its shareholders to acquire all of the issued and outstanding shares of capital stock of Cyberia in exchange for 25,500,000 shares of Common Stock of the Company (the "Acquisition").

         The  Company's offices are located at 501 S.E. Columbia
Shores Boulevard, #350, Vancouver, Washington 98661. Its telephone number is (360) 737-6800.


                           RISK FACTORS

     The securities subject of this Reconfirmation Offering are speculative and involve a high degree of risk. Accordingly, in analyzing this Reconfirmation Offering, investors should carefully consider the following factors relating to the Company and Cyberia.

     1.   Limited History of Operations.     Cyberia, formed in
February 1994, has had a limited history of operations.    The
likelihood of success of Cyberia must be considered in light of the risks, expenses, difficulties and delays frequently encountered in connection with the operation and development of a business in its early stages. There is, therefore, nothing at this time upon which to base an assumption that the Cyberia business will prove successful, and there is no assurance that it will be able to operate profitably. (See "Business").

     2. Dependence on Key Suppliers (Composers). Cyberia's success depends in part on members of the creative team. The loss of services of one or more of these key suppliers could have a material adverse affect on its business or results of operations. Cyberia believes that its future success will depend upon its ability to attract, motivate and retain qualified personnel with the requisite musical talent and technical expertise.
Competition for such personnel is intense. The inability to hire and retain quality personnel could have a material adverse effect on Cyberia's business or results of operations.

     3. Competition. The markets for Cyberia's services are intensely competitive and characterized by significant price competition. Cyberia has a large number of competitors which range from large national and international concerns to small owner/operator shops. In addition, there are numerous companies that compete in the low end and mid price range of the music production market. Many of the competitors have the advantage of a larger installed customer bases than Cyberia. Many potential customers in Cyberia's target markets are often reluctant to commit significant resources to replace their current supplier. Furthermore, Cyberia competes with licensors of pre-recorded music who are able to license their products for a lower price than creating original music. As a result of the above factors, there can be no assurance that Cyberia will compete successfully in the future.

     Cyberia believes that its ability to compete depends on elements both within and outside its control including the quality of the creative team, success and timing of marketing and advertising efforts, competitors performance and price and availability. There can be no assurance that Cyberia will be able to compete successfully with respect to these factors. In addition, there can be no assurance that Cyberia will successfully differentiate its services from the services of its competitors or that the marketplace will consider Cyberia's services to be superior to competing services. Moreover, competitors may introduce additional services that are competitive with those of Cyberia, and there can be no assurance that Cyberia's services would compete effectively with such services.

     4. Fluctuations in Quarterly Operating Results. Cyberia's quarterly operating results fluctuate from quarter to quarter.
Quarterly projections are often sidelined due to circumstances beyond Cyberia's control.

     5. Dependence on Key Employees. Cyberia's success depends, in part, on its ability to retain key management and creative employees, including, Hans Zimmer, Jay Rifkin and Mark
S. Levy. The loss of services of one or more of these key employees could have a material adverse effect on Cyberia. Management further believes that Cyberia's success is dependent upon its continued ability to attract and retain highly skilled creative, management and sales and marketing personnel. The Company believes that it will need to hire additional management staff in order to maintain and enhance current business levels. Competition for such personnel is intense, and there can be no assurance that Cyberia will attract, assimilate, and retain personnel with the combination of skills and attributes necessary to execute Cyberia's strategy. Moreover, there can be no assurance that employees will not leave the employ of Cyberia and compete against it, or that the Cyberia's contractors or consultants will not perform services for competitors of Cyberia.

     6. Management of Growth. Cyberia's ability to manage its growth, if any, will require it to continue to improve and expand its management, operational and financial systems and controls. If management is unable to manage growth effectively, its business and results of operations will be adversely affected.
In the normal course of business, management evaluates potential acquisitions of businesses, products and technologies that could complement or expand Cyberia's business. To date, Cyberia has not made any acquisitions. In the event management were to identify an appropriate acquisition candidate, there is no assurance that management would be able to successfully negotiate the terms of any such acquisition or integrate such acquired business, products or technologies into Cyberia's existing business and operations. Furthermore, the integration of an acquired business could case a diversion of management time and resources. There can be no assurance that a given acquisition, when consummated, would not materially adversely affect Cyberia's business and results of operations.

     7. Business Interruptions and Dependence on a Single Facility. Cyberia's primary operations, including creative, recording, management information systems, customer service, distribution and general administration are housed in a single facility in Santa Monica, California. Any disruption of Cyberia's day to day operations could have a material adverse affect upon its business. There can be no assurance that a fire, flood, earthquake or other disaster affecting Cyberia's facility in Santa Monica would not disrupt these functions. Any significant damage to this facility would have a material adverse affect on Cyberia's business and results of operations.

     8. Additional Conflicts of Interest. All of the Company's proposed officers and directors are involved in various business activities. With respect thereto, they are or may become officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses, similar and dissimilar to the business of the Company. Because of these affiliations, there are potential conflicts of interest in their acting as officers and directors of the Company. To the extent the Company's officers and directors engage in such other activities, they will have possible conflicts of interest in directing opportunities to other companies, entities or persons with which they are or may be associated or have an interest, rather than direct such opportunities to the Company. Such potential conflicts of interest include, among other things, time, effort and corporate opportunity involved in their
participation in other business transactions.   Since no policy
has been established for the resolution of such a conflict, the Company may be adversely affected should they choose to place their other business interests before those of the Company. No assurance can be given that such potential conflicts of interest will not cause the Company to lose potential opportunities. Additional conflicts of interest and non arm's-length transactions may also arise in the future in the event the Company's officers and directors are involved in the management, or are stockholders, of any company which the Company may transact business. (See "Management - Potential Conflicts of Interest and Other Blank Check Offerings").

     9. Limitation on Liability of Directors. The Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages resulting from breaches of his fiduciary duty of care as a director, including breaches which constitute gross negligence. As a result, the rights of the Company and its shareholders to obtain monetary damages for acts or omissions of directors will be more limited than they would be in the absence of such provision. The provision would not apply to a violation of a director's responsibility under the Federal securities laws.

     10. No Full-Time Management. Each of the Company's proposed officers and directors will be devoting only a portion of his or her working time to the affairs of the Company. The amount of time which the officers and directors of the Company are able to devote to Company business may be inadequate to properly attend to Company business.

     11. Offering Conducted in Accordance With Rule 419. The Company's Offering and this Reconfirmation Offering are being conducted in accordance with the Commission's Rule 419 which was adopted to strengthen the regulation of securities offerings by "blank check" companies, which Congress has found to have been common vehicles for fraud and manipulation in the penny stock market. The Company is a "blank check" company and therefore is subject to Rule 419. Accordingly, investors in the Offering receive the substantive protection provided by Rule 419. Rule 419 requires that the securities to be issued and the funds received in a "blank check" offering be deposited and held in escrow account until an acquisition meeting specific criteria is completed. Before the acquisition can be completed and before the funds (except for an amount up to 10% of the deposited funds) and securities can be released, the "blank check" company is required to update its registration statement with a post-effective amendment and, after the effective date therefor, the "blank check" company is required to furnish investors with a prospectus (which forms a part of the post-effective amendment to its registration statement) containing specified information, including a discussion of the business and the audited financial statements of the proposed acquisition candidate. According to the Rule, the investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide whether to remain an investor or require the return of their investment funds. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued. Rule 419 further provides that if the "blank check" company does not complete an acquisition meeting the specified criteria within 18 months of the date of this Prospectus, all of the deposited funds must be returned to investors. Accordingly, there is a risk that investors may have their funds tied up for up to 18 months, without the ability to use them, and have them returned at the end of that time without interest. This Prospectus serves as the prospectus required pursuant to Rule 419 for investors in the Offering to consider reconfirming their investment in the Company as a result of the Company's proposed Acquisition. (See "Prospectus Summary - Investors Rights to Reconfirm Investment Under Rule 419").

     12. Failure of Sufficient Number of Investors to Reconfirm Investment. Unless investors representing 80% of the maximum offering proceeds elect to remain investors, the consummation of the proposed Acquisition would be prevented and all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued. Rule 419 further provides that if the blank check company does not complete an acquisition meeting specified criteria within 18 months of the effectiveness of the initial registration statement (June 30, 1995), all of the deposited funds in the escrow account must be returned to investors.

     13. Lack of Public Market for Securities. At the present time, there is no public market for the securities of the Company. It is unlikely that a regular trading market will develop at the conclusion of the Reconfirmation Offering, or if developed, that such market will be sustained, or that the securities purchased by the public in the Offering may be resold at their original offering price or at any other price. Any market for the securities that may develop will, in all
likelihood, be a limited one.    While the Company intends to
timely file periodic reports under the Securities Exchange Act of 1934 for so long as it may be required to do so, no assurances are given that the Company will continue to file such reports on a voluntary basis. In such event, the Company may, although no assurances are given, furnish to interested broker-dealers, if any, the information specified under Rule 15c2-11 which would allow them, in their sole discretion, to make a market in the Company's securities. In any event, due to the low price of the securities, many brokerage firms may choose not to engage in market making activities or effect transactions in such securities. Purchasers of the securities may have difficulties in reselling such securities and many banks may not grant loans utilizing such securities as collateral. Further, the Company's securities will not be eligible for listing on the Nasdaq Stock Market upon completion of this Reconfirmation Offering.

     14. Cumulative Voting and Pre-Emptive Rights. There are no pre-emptive rights in connection with the Company's Common Stock. Therefore, the shareholders purchasing in the Offering will be further significantly diluted in their percentage ownership of the Company in the event the Company completes the proposed Acquisition and issues 25,500,000 shares of its Common Stock to the current shareholders of Cyberia. Cumulative voting in the election of directors is not allowed. Accordingly, the holders of a majority of the shares of Common Stock, present in person or by proxy, will be able to elect all of the Company's Board of
Directors.   In such event, Martin Rifkin (see "Management") and
the current shareholders of Cyberia will own approximately 98% of the shares then outstanding and will be in a position to elect all of the Company's Board of Directors and otherwise control the Company.

     15. Dilution. The present sole officer and director of the Company acquired his Common Stock at a cost substantially less than that paid by the public investors. Further, there will be immediate substantial dilution of the public's investment in the Company in that the net tangible book value of the Common Stock after the Reconfirmation Offering and Acquisition will be substantially less than the public price. (See "Dilution").

     16. Determination of Offering Price. The public offering price of the shares was arbitrarily determined by the Company and has no relationship to book value, assets, earnings or any other accepted criteria of value. Accordingly, the price should not be considered as an indication of the actual value thereof or any future value.

     17. Shares Available for Resale. All of the Company's presently outstanding Common Stock may be deemed "restricted securities" and may be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that after a 2-year holding period, the person may sell the greater of an amount equal to one percent of the outstanding Common Stock every three months or the average weekly trading volume for the previous four weeks. After three years, shareholders who are not affiliates of the Company may sell their shares without regard to volume limitations and other requirements. Sales under Rule 144 may have a depressive effect on the market price of the Company's Common Stock. The first date on which the resale provisions of Rule 144 was available to Martin Rifkin, who owns all of the Company's outstanding "restricted securities" (4,000,000 shares) was April 21, 1996.

     18. No Underwriter. The Offering was conducted by the Company without the assistance of an underwriter. Consequently, the terms of the Offering were not negotiated, but rather merely reflect the determination of the Company's Management as to the terms required to sell up to $50,000 of the Company's securities to the public. Because no underwriter was utilized, there can be no assurance that any broker-dealer will be willing to make a market in the Company's securities.

     19.  Dividends.   At the present time the Company does not
anticipate paying dividends on its Common Stock in the foreseeable future. Any future dividends will depend on earnings, if any, of the Company, its financial requirements and other factors.

     20. Issuance of Shares in Acquisition. The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 50,000,000 shares of Common Stock, $.0001 par value. The proposed Acquisition, if completed by the Company, will result in the issuance of an additional 25,500,000 shares of Common Stock and will result in substantial dilution in the percentage of the Company's Common Stock held by the Company's then-shareholders. Moreover, the Common Stock to be issued in the Acquisition has been valued on an arbitrary or non arm's-length basis by management of the Company, resulting in an additional reduction in the percentage of Common Stock held by the Company's then-shareholders.

     21. Offering is Subject to Penny Stock Rules. The Company's Common Stock is covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the rule, the broker/dealer must make a special suitability determination for the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers in this offering to sell their shares in the secondary market. In addition, Securities and Exchange Commission rules impose additional sales practice requirements on broker/dealers who sell penny securities. These rules require a summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealers "spread" and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The additional burdens imposed upon broker/dealers by such requirements may discourage broker/dealers from effecting transactions in the Common Stock, which could severely limit the market of the Company's Common Stock. (See "Plan of Distribution").

     22. Return of Investment to Purchasers. Pursuant to applicable rules of the Securities and Exchange Commission, all funds from the sale of securities will be placed in an escrow account. Pursuant to Rule 419, the Company was permitted to withdraw 10% of the gross offering proceeds (10% of $50,000, or $5,000) to pay certain expenses. The balance is being held in escrow until a potential merger/acquisition is found, at which time all shareholders have the option to withdraw their proportionate share of the balance, and return their shares as provided for in this Prospectus. This may result in substantial reduction of capital to the Company. (See "Plan of Distribution").

     23. Limitations on Sale and Resale of the Company's Securities. Many states have enacted special laws pertaining to initial and secondary trading of the securities of blank check companies. In many cases the sale and resale of securities of a blank check company is restricted or even prohibited, so that the shares being offered would not be eligible for trading in such states until after the consummation of a merger or acquisition. The shares have been registered or qualified for sale only in the State of New York. Trading in the shares after the Reconfirmation Offering would be limited to residents of the State of New York and the District of Columbia (where no securities registration provisions exist) until such time as the shares may lawfully be traded pursuant to registration, qualification, or applicable exemption, or subsequent to consummation of the Acquisition. Until such time as the shares may lawfully be traded in additional jurisdictions, investors must assume that the shares may be sold or resold only in New York and in the District of Columbia. Upon the Company's completion of the Acquisition, its securities may become eligible for sale in additional states, if sales are made in compliance with applicable state securities laws.

     24. Prohibition Pursuant to Rule 15g-8 Under Exchange Act to Sell or Offer to Sell Shares in Rule 419 Account. According to Rule 15g-8 under the Exchange Act, it shall be unlawful for any person to sell or offer to sell the shares (or any interest in or related to the shares) held in the Rule 419 account other than pursuant to a qualified domestic relations order. As a result, contracts for sale to be satisfied by delivery of the deposited shares (e.g., contracts for sale on a when, as, and if issued basis) are prohibited. Such rule prohibits sales of other interests based on the shares, whether or not physical delivery is required.


                             DILUTION

     As of June 30, 1996, there were 4,500,000 shares of the Company's Common Stock outstanding (adjusted to reflect successful completion of the Reconfirmation Offering) having a net tangible book value of $42,443 or approximately $.01 per share. Net tangible book value is the net tangible assets of the Company (total assets less total liabilities and intangible assets). (See "Financial Statements"). The net tangible book value of the Company as of June 30, 1996 on an unaudited pro forma combined basis taking into account the acquisition of Cyberia and issuance of 25,500,000 shares of Common Stock to the present shareholders of Cyberia was $120,238 or approximately $.004 per share (based on 30,000,000 outstanding shares of Common Stock). The result will be an immediate dilution to present shareholders of the Company, including a substantial dilution to the public investors. The following table illustrates this dilution:

     Public offering price per share  .................    $.10

     Net tangible book value
       per share.......................................    $.01

     Pro forma net tangible book value
       per share(1)....................................    $.004


(1) Assumes the acquisition of Cyberia and issuance of 25,500,000 shares of Common Stock to the present shareholders of Cyberia.


                         DIVIDEND POLICY

     The Company has not paid any dividends on its Common Stock. The payment of future dividends will rest with the discretion of the Board of Directors, and will depend upon the Company's earnings, if any, capital requirements, financial condition and other factors. The Company presently believes that in the foreseeable future, all of its earnings, if any, will continue to be retained for use in its business and, therefore, there is no assurance when, or if ever, dividends may be paid.


                         USE OF PROCEEDS

     In connection with the Offering, the Company raised gross proceeds of $50,000. Rule 419 requires that the gross offering proceeds, less (i) deduction for underwriting compensation and underwriting expenses (for which there were none in the Offering) and (ii) an amount up to 10% of the deposited funds, remain in escrow and may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. In accordance therewith, upon completion of the Offering, $5,000 (10% of the proceeds) was released to the Company. As a result, $45,000 of the offering proceeds remain in escrow.

     In connection with the application of the gross proceeds disbursed to date to the Company ($5,000), such amount was used to pay certain of the offering expenses (estimated to be an aggregate of $14,000 including but not limited to filing fees, printing expenses, legal and accounting fees and other miscellaneous expenses). None of such proceeds was paid to the Company's sole officer and director, his affiliates or associates, either directly or indirectly. The net proceeds of the Offering, therefore, after deducting estimated expenses ($5,000 of which has been paid) are expected to be $36,000.

     It is intended that the net proceeds will be expanded approximately as follows after successful completion of the Reconfirmation Offering:

                                 Approximate   Approximate Percentage
                                 Amount        of Net Proceeds

General Office Expenses (1)      $ 2,000               5.6%
Repayment of Loans (2)             4,607              12.8%
Expenses incurred in connection
  with the identification and
  evaluation of business
  opportunities; and structuring
  and completion of acquisitions
  or mergers:
   Professional Services (legal
   and accounting) (3)             8,000              22.2%
          Travel Expenses          3,000               8.3%
Working Capital(4)(5)             18,393              51.1%

                Total            $36,000             100.0%



(1) Includes telephone, postage, supplies, copying and other miscellaneous office expenses.

(2) In April 1994, the Company borrowed $4,000 from Martin Rifkin in order to pay certain operating expenses of the Company and expenses of this offering. Such loans are due on demand and bear interest at 7% per annum. As of June 30, 1996, a total of $4,607 is owing to Mr. Rifkin representing principal of $4,000 and accrued interest of $607.
     Additional interest to be accrued after June 30, 1996 shall be repaid out of the proceeds allocated to working capital.

(3) Includes expenses associated with particular merger or acquisition transactions such as preparing post-effective amendments, Form 8-K's, merger agreements and other related reports and documents.

(4) The Company expects that this money will be available to be used in connection with the working capital needs of the business the Company acquires.

(5) The Company may, prior to completion of the Reconfirmation Offering, borrow additional funds, not to exceed an aggregate of $5,000, from the Company's sole officer and director, or his affiliates, in order to pay expenses of the Company. Any such borrowings will be repaid out of the proceeds allocated to working capital.

     The Company does not intend paying a cash finder's fee from the offering proceeds to any person or entity in connection with any acquisition.

     None of the proceeds of the Offering will be used to make any loans to the Company's promoters, management or their affiliates or associates or any of the Company's shareholders.

     Pending the utilization of the proceeds, Management intends to make temporary investment in bank certificates of deposit, interest-bearing savings accounts, prime commercial paper or government obligations. Such investment in interest-bearing assets, if continued for an excessive period of time within the definition of the Investment Company Act of 1940, could subject the Company to classification as an "investment company" under the Act and to registration and reporting requirements thereunder.


                          CAPITALIZATION

     The capitalization of the Company, as of the date of this Prospectus, and as adjusted to give effect to the issuance of shares to the shareholders of Cyberia upon completion of the proposed Acquisition, is as follows:
                                             Amount to be
                 Amount                      Outstanding
Title of Class   Authorized    Outstanding   After Acquisition
Common stock,    50,000,000    4,500,000     30,000,000
par value
$.0001


               MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion should be read in conjunction with the Financial Statements and Notes thereto and is qualified in its entirety by the foregoing and by other more detailed financial information appearing elsewhere in this Prospectus.

NW Venture Corp.

     The Company is in the development stage as of June 30, 1996 and completed an initial public offering (the "Offering") in October 1995 pursuant to a Registration Statement declared effective by the Securities and Exchange Commission on June 30, 1995 and sold 500,000 shares of its Common Stock, $.0001 par value, at a price of $.10 per share. The Offering was conducted directly by the Company without the use of a professional underwriter. The Company is a "blank check" company subject to Rule 419 of Regulation C which was organized to obtain funding from persons purchasing in the Offering in order to provide a vehicle to take advantage of business opportunities which management believes arise from time to time.

     Except for 10% of the deposited funds (10% of $50,000 or $5,000) which was released under Rule 419 upon completion of the Offering, the deposited funds and the securities to be issued to subscribers are remaining in escrow and may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of subscribers reconfirmed their investments in accordance with the procedure set forth in Rule 419.

     The Company had no revenues for each of the years ended December 31, 1995 and December 31, 1994. The Company had a net loss of $(385) for the year ended December 31, 1995 as compared to a net loss of $(220) for the year ended December 31, 1994. In addition, at December 31, 1995, the Company had total assets of $47,377 (which amount includes $45,342 of deposited funds being held in escrow pursuant to Rule 419) and total liabilities of $4,474.

     The Company had no revenues for the three and six months ended June 30, 1996. The Company had a net loss of $(72) and $(202) for the three and six months ended June 30, 1996 as compared to a net loss of $(79) and $(315) for the three and six months ended June 30, 1995. In addition, at June 30, 1996, the Company had total assets of $47,315 (which amount includes $46,376 of deposited funds being held in escrow pursuant to Rule
419) and total liabilities of $4,614.

     In May 1996, the Company executed an agreement with Cyberia, Inc., a California corporation ("Cyberia"), and its shareholders to acquire all of the issued and outstanding shares of capital stock of Cyberia in exchange for 25,500,000 shares of Common Stock of the Company (the "Acquisition"). Assuming successful completion of this Reconfirmation Offering and the Acquisition, the business of Cyberia shall be the sole business of the Company.

Cyberia, Inc.

     Cyberia was incorporated in the State of California in February 1994. Its business primarily consists of creating original music for television commercials. Cyberia has retained the services of various composers to create original music for use by the advertising industry to promote products and services.

     Results of Operations

     Net sales for the year ended December 31, 1995 increased to $488,237 as compared to net sales for the year ended December 31, 1994 of $93,307, an increase of $394,930. This increase is primarily due to Cyberia's relative inactivity during 1994 subsequent to its incorporation in February 1994.

     Cyberia reported an operating loss of $(45,030) for the year ended December 31, 1995 as compared to net income of $14,055 for the year ended December 31, 1994. This change resulted primarily from the increase in total expenses in 1995 of $529,445 compared to total expenses of $78,452 in 1994 when Cyberia was relatively inactive. In addition, in 1995, Cyberia incurred various costs and expenses normally associated with a start-up business.

     Sales for the three and six months ended June 30, 1996 increased to $311,356 and $618,215 as compared to sales for the three and six months ended June 30, 1995 of $156,760 and $251,260. Cyberia reported net income of $25,649 and $108,448 for the three and six months ended June 30, 1996 as compared to net income of $14,555 and $34,464 for the three and six months ended June 30, 1995. This change resulted primarily from an increase in sales in the first six months of 1996 compared to the first six months of 1995 when Cyberia emerged from a relatively inactive 1994. Total expenses for the six months ended June 30, 1996 were $439,753 as compared to $212,870 for the six months ended June 30, 1995. This change is primarily due to costs associated with the increase in sales for the first six months of 1996 as compared to the comparable 1995 period.

     Cyberia's effective tax rate increased from 10.6% for the six months ended June 30, 1995 to 39.8% for the six months ended June 30, 1996 due to the Cyberia revoking its S corporation status effective January 1, 1996. The tax provision for the six months ended June 30, 1995 only reflects the minimum state taxes imposed on an S corporation whereas the tax provision for the six months ended June 30, 1996 reflects the federal and state (net of federal tax benefit) taxes imposed on a C corporation.

     Liquidity and Capital Resources

     At June 30, 1996, Cyberia had working capital of $63,990 compared to a working capital deficit of $(35,453) at December 31, 1995. The ratio of current assets to current liabilities was approximately 1.41 to 1 at June 30, 1996 compared to 1 to 1.22 at December 31, 1995. At June 30, 1996, Cyberia had stockholders' equity of $78,473 compared to a stockholders' deficiency of $(29,975) at December 31, 1995. This increase in working capital and stockholders equity is primarily due to an increase in cash flow from operating activities achieved during the first six months of 1996, resulting in an increase in cash at June 30, 1996, reduction in accounts payable and accrued expenses and an elimination of deferred income of $148,157.

     To date, Cyberia has funded its activities principally from cash flow generated from operations. It is anticipated that Cyberia's continuing cash flow from operations will be sufficient to meet its cash and working capital requirements at least through 1997.


                             BUSINESS

Introduction

     The Company was organized under the laws of the State of Delaware on February 24, 1994. The Company was organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to employ the Company's funding in their business or to seek the perceived advantages of a publicly-held corporation. In October 1995, the Company completed an initial public offering (the "Offering") of 500,000 shares of its Common Stock at a price of $.10 per share pursuant to a Registration Statement declared effective by the Securities and Exchange Commission on June 30, 1995. In May 1996, the Company executed an agreement with Cyberia, Inc. a California corporation ("Cyberia"), and its shareholders to acquire all of the issued and outstanding shares of capital stock of Cyberia in exchange for 25,500,000 shares of Common Stock of the Company (the "Acquisition").

     Assuming successful completion of this Reconfirmation
Offering and the Acquisition, the business of Cyberia shall be the sole business of the Company.

Background and History of Cyberia

     Cyberia was incorporated in the State of California in February 1994 by Grammy Award winning producer Jay Rifkin and Academy Award winning composer Hans Zimmer to create original music for television commercials. Cyberia has retained the services of various composers to create original music for use by the advertising industry to promote products and services. Such original music is produced, recorded and mixed at the recording studio of Media Ventures, which is operated by Jay Rifkin and Hans Zimmer located in Santa Monica, California. To date, the music created and produced by Cyberia has played a role in the production in television advertising for various products and services.

     For the year ended December 31, 1995, Cyberia had net sales of approximately $488,000, while for 1994, Cyberia had net sales of approximately $93,000 due primarily to its relative inactivity during 1994 subsequent to its incorporation. For the first six months of 1996, Cyberia had net sales of approximately $618,000, approximately $130,000 more in net sales compared to net sales for the entire 1995 calendar year. During 1995, Cyberia provided its services for approximately 25 projects, compared to approximately 6 projects in 1994. For the first six months of 1996, Cyberia has provided its services for approximately 17 projects.

Overview of Business and Production Process

     The services of Cyberia are retained by either a commercial production company or advertising agency. In connection therewith, Cyberia has retained the services of sales representatives who offer Cyberia's services to potential clients in various territories. Such territories to date include the United States, Japan, Germany, Netherlands and France. The sales representative will explain the services of Cyberia by showing the potential client a demonstration video reel, featuring commericals that Cyberia has scored, that are representative of the quality of music composed and the production standards employed by Cyberia. If the agency is interested in the work of Cyberia, the sales representative will arrange a meeting, usually by conference call, with the Executive Music Producer and the Agency Producer to discuss generally the musical style required. The Executive Producer will negotiate the production budget and check schedules of the desired composer. The Executive Producer will then submit to the Agency Producer, a written bid outlining all the costs involved producing a piece of original music for the agency. The Agency Producer will then evaluate the bid and when accepted, submit to Cyberia a purchase order agreeing to the costs to be incurred. Cyberia will then invoice the agency for one-half of the above budget prior to the beginning of the project.

     A meeting will then be arranged, by conference call or by personal meeting, with the Executive Music Producer, the composer and the advertising agency creative team. A discussion will usually entail the commerical's visual style, meaning and target demographies so that Cyberia has a clear understanding of the musical direction. After the commercial is shot and edited, the composer will receive a copy of the commerical on video tape.
The composer will have a room setup with his composing equipment, keyboards, guitars, samplers and effects gear. The composer will then write a piece of music based upon the input of the client and a meeting will be held to play the new music for the client. After the music is finally approved by the agency, it may also need the approval of the agency's client. Upon receipt of the final approval, the music is recorded to digital audio tape, musicians are hired to play and the music is mixed by an audio engineer. The final music is delivered by the agency producer on DAT (high quality digital audio tape). The invoice for the remainder of the approved budget is then forwarded to the client.

Revenues and Clients

     Cyberia's revenues to date have primarily derived from production fees. Cyberia will generally realize 50% of the production fees upon a contract award and the final 50% is normally received within 60 days of the final invoice.

     Cyberia's clients are primarily domestic and foreign advertising agencies and commercial production companies. The Company's services are marketed primarily through its sales representatives who offer Cyberia's services to such advertising agencies and commercial production companies. (See "Business-Overview of Business and Production Process"). During the year ended December 31, 1995, Cyberia did business with three customers (each an advertising agency) whose sales comprised approximately 10% (DDB Needham-Tracey/Locke), 19% (Fallon
McElligott) and 35% (Leo Burnett & Company), respectively, in net sales. Cyberia does not, however, believe the loss of any single customer would have a material adverse effect on its operations.

Competition

     The markets for Cyberia's services are intensively competitive and characterized by significant price competition. Cyberia has a large number of competitors which range from large national and international concerns to small owner/operator shops. In addition, there are numerous other entities which compete in the low end and mid-price range in the music production market. Many of the competitors have the advantage of larger installed customer bases then Cyberia. Many potential customers in Cyberia's target markets are often reluctant to commit significant resources to replace their current suppliers. In addition, Cyberia competes with licensors of pre-recorded music who are able to license their products at a lower price than creating original music. As a result of the above factors, there can be no assurance that Cyberia will compete successfully in the future.

     Cyberia believes that its ability to compete depends on elements both within and outside its control including the quality of the creative team, success and timing of marketing and advertising efforts, the performance of competitors and price and availability. There can be no assurance that Cyberia will be able to compete successfully with respect to these factors. In addition, there can be no assurance that Cyberia will successfully differentiate its services from the services of its competitors or that the marketplace will consider Cyberia's services to be superior to the competing services. Moreover, Cyberia's competitors may introduce additional services that are competitive with those of Cyberia, and there can be no assurance that Cyberia's services can compete effectively with such new services.

Employees

     Cyberia currently employs eight persons, four of whom are the officers of Cyberia, two of whom are technical staff and two of whom are office administrators. In addition, Cyberia has obtained the services of outside sales representatives to market Cyberia's services, and composers to create original music for Cyberia's projects.

Property

     Cyberia maintains its executive offices pursuant to an oral agreement, on a month-to-month basis, in office space provided by Media Ventures, which is owned by Jay Rifkin and Hans Zimmer (see "Management"). Such offices are located at 1547 14th Street, Santa Monica, California 90404, and are leased by Media Ventures
from a third party.   Rent expense paid by Cyberia to Media
Ventures was $28,800 and $19,200 for 1995 and 1994, respectively.
 Cyberia believes these premises are suitable for its present needs and does not anticipate the need to identify and lease any other premises.


                            MANAGEMENT

Directors and Executive Officers

     Upon successful completion of the proposed Acquisition, the Company's Directors and Executive Officers are expected to be as follows:

     Name                Age       Position

     Jay Rifkin          41        President, Chief Executive
                                   Officer, Treasurer
                                   and Director

     Hans Zimmer         39        Vice President, Secretary and
                                   Director

     Mark S. Levy        29        Executive Vice President, General
                                   Manager

     Elisa M. Perlman    29        Financial Manager

     Martin Rifkin       35        Director

     All officers and directors are expected to serve for a term of one year or until their successors are duly qualified and appointed.

     Jay Rifkin has been President, Chief Executive Officer and a Director of Cyberia since its inception in February 1994. Since 1989, Mr. Rifkin has been President of Mojo Music, Inc. which is a general partner of Media Ventures, which operates a recording
studio in Santa Monica, California.   Mr. Rifkin is an award
winning music producer and engineer having received a Grammy Award as Producer for Best Children's Album and American Music Awards for Producer of Best Album and Best Soundtrack. Jay Rifkin is the brother of Martin Rifkin. Jay Rifkin intends to devote up to 10% of his time to the business of the Company.

     Hans Zimmer has been Vice President and a Director of Cyberia since its inception in February 1994. Mr. Zimmer has been President of Remote Control Productions, Inc., which is a general partner of Media Ventures since 1989. Mr. Zimmer is an award winning composer having received an Academy Award and Golden Globe for Best Original Score for "The Lion King". He also received a Grammy Award as Producer of Best Children's Album and Best Instrumental Arrangement with Accompanying Vocalist for "The Lion King". Mr. Zimmer also received an Academy Award Nomination for Best Original Score for the film "Rainman". He has composed the scores for numerous other major motion pictures including but not limited to "Black Rain", "Driving Miss Daisy", "Bird on a Wire", "Days of Thunder", "Pacific Heights", "Thelma & Louise", "Crimson Tide" and "Nine Months". Hans Zimmer intends to devote up to 10% of his time to the business of the Company.

     Mark S. Levy has been Executive Vice President and General Manager of Cyberia since its inception in February 1994. Mr.
Levy has also served as General Manager of Media Ventures since
June 1993. Previously thereto, and from 1992 to 1993, he served as Production Auditor for Propaganda Films in Los Angeles. Mr.
Levy also co-founded an independent record company and served as a Financial Analyst at Geffen Records from 1991 to 1992. Mr. Levy intends to devote approximately 50% of his time to the business of the Company.

     Elisa M. Perlman has been Financial Manager of Cyberia since its inception in February 1994. Ms. Perlman has also served as Financial Manager of Media Ventures since June 1993. Previously, from 1991 to 1993, she worked as the accountant for the business management firm Savitsky, Satin and Geibelson, who at the time were the business managers for Hans Zimmer, Jay Rifkin and Media Ventures. She received her C.P.A. in 1991, while working as a senior in the tax and audit departments at Kenneth Leventhal and Company. Ms. Perlman intends to devote approximately 40% of her time to the business of the Company.

     Martin  Rifkin  has  been  President,  Secretary, Treasurer
and a Director of the Company since  its inception.   Upon
completion of the proposed Acquisition, it is expected that he will resign as President, Secretary and Treasurer of the Company and remain a Director. Mr. Rifkin has no present intention to resign as a Director in the near future. Since December 1985, Mr. Rifkin has been a Director of Nutrition Now Incorporated ("Nutrition Now"), a company which manufactures and markets nutritional supplements and, since November 1987, he has been its Secretary and Treasurer and since February 1992, its President. Also, from August 1988 to February 1992, he was its Vice President. In addition, Mr. Rifkin has been, since April 1985, a Director of Nova International Films, Inc. ("Nova"), a company which principally has been engaged in the business of financing and producing motion pictures, and from April 1985 to October 1994, he was its Vice President, and since October 1994, he has been its President and Treasurer. Such company is at the present time relatively inactive. In addition, Mr. Rifkin has been Treasurer and Director of Profit Merchandising Corp. ("PMC") since September 1983 and Vice President since June 1985. PMC is engaged in the distribution of weatherstripping products. Martin Rifkin is the brother of Jay Rifkin.

     Nutrition Now previously filed reports and other information with the Commission pursuant to Section 15(d) of the Exchange Act but filed a Form 15 on September 28, 1990 which suspended its obligation to file reports with the Commission. Nova is currently subject and files reports pursuant to Section 15(d) of the Exchange Act. PMC previously filed under a Regulation A offering but does not file reports with the Commission. Such offering was filed with the Commission on February 17, 1984 and authorized by the Commission to commence as of June 5, 1984.

Executive Compensation

     The current sole officer and director (Martin Rifkin) of the Company has received no cash compensation to date and the Company has no employment agreement with him. He will receive no compensation for his services upon completion of this Reconfirmation Offering; however, he will be reimbursed for actual expenses incurred in connection with searching out and investigating merger and acquisition candidates.

     Cyberia has no employment agreements with any of its executive officers. The following table sets forth information relating to the cash compensation paid by Cyberia for the year ended December 31, 1995 to each of Cyberia's highest paid executive officers whose aggregate cash compensation exceeded $60,000 per annum, and to all executive officers as a group:

Name of Individual          Capacities in            Cash
or Number in Group          Which Served             Compensation

Jay Rifkin                  President, Chief         $85,000
                            Executive Officer

Hans Zimmer                 Vice President           $65,000

All Executive Officers                               $150,000
as a Group (3 persons)

     The Company does not initially intend to pay Directors for attending Board of Directors Meetings.

Potential Conflicts of Interest and Other Blank Check Offerings

     The proposed business of the Company following the Acquisition raises potential conflicts of interest between the Company and its proposed officers and directors. All of the Company's proposed officers and directors are involved in various business activities. With respect thereto, they are or may become officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses, similar and dissimilar to the business of the Company. Because of these affiliations, there are potential conflicts of interest in their acting as officers and directors of the Company. Such potential conflicts of interest include, among other things, time, effort and corporate opportunity involved in their participation in other business transactions. Since no policy has established for the resolution of such a conflict, the Company may be adversely affected should such individuals choose to place their other business interests before those of the Company. No assurance can be given that such potential conflicts of interest will not cause the Company to lose potential opportunities. Additional conflicts of interest and non arm's-length transactions may also arise in the future in the event the Company's officers and directors are involved in the management, or are shareholders, of any company which the Company may transact business. Failure by Management to resolve conflicts of interest in favor of the Company may result in liability of Management to the Company. Management has and will continue to have an affirmative obligation to disclose conflicts of interest to the Company's Board of Directors or shareholders.

     Martin Rifkin has been an officer and director of three other blank check companies which completed offerings of securities as follows.

     1. Capital Ventures Inc. ("Capital Ventures") - Pursuant to a registration statement effective as of April 9, 1987, Capital Ventures in August 1987 completed an initial public offering with the sale of 1,500,000 units at $.10 per unit (raising gross proceeds of $150,000) with each unit consisting of one share of common stock, one A warrant and one B warrant. The purpose of the offering was to obtain funding from persons purchasing in the offering in order to provide a vehicle to merge with or acquire business opportunities. Mr. Rifkin was President of Capital Ventures from its inception until it acquired Starrett Trading, Inc. ("Starrett") as of December 11, 1987. In connection with said acquisition, Capital Ventures issued 15,000,000 shares of previously unissued common stock in exchange for all of the shares of outstanding stock of Starrett, and Mr. Rifkin simultaneously resigned as an officer of Capital Ventures. Mr. Rifkin, who was also a director of Capital Ventures since its inception, continued to serve as a director. Thereafter, and pursuant to an agreement dated December 10, 1990, Capital Ventures reversed the transaction with Starrett as of December 28, 1990 whereby (i) Capital Ventures transferred all of the previously acquired shares of common stock of Starrett in exchange for the 15,000,000 shares of common stock of Capital Ventures previously issued, (ii) Capital Ventures was left with $25,000 in cash and no liabilities of any kind, and (iii) Mr. Rifkin resumed the position of President and became Treasurer of Capital Ventures. In order to preserve its minimal amount of cash and due to its lack of business activities, Capital Ventures did not file its periodic reports under the Exchange Act during the 1991 year. On January 29, 1992, Capital Ventures filed a Form 15 which suspended its obligation to file reports with the Commission for the periods commencing January 1, 1992. In May 1992, Capital Ventures entered into a letter of intent to acquire Hi-Tech Computer Products, Inc. ("Hi-Tech"). On June 11, 1992, Capital Ventures filed late with the Commission its periodic reports under the Exchange Act which had been due for the periods ended December 31, 1990, March 31, 1991, June 30, 1991, September 30, 1991 and December 31, 1991. On June 25, 1992, Capital Ventures completed the acquisition of Hi-Tech. In connection with such transaction, Capital Ventures acquired 1,000 shares of common stock of Hi-Tech (100% of its outstanding securities) in exchange for 4,250,000 shares of common stock of Capital Ventures (representing 94% of the then outstanding securities of Capital Ventures). In addition, in connection with such transaction, Mr. Rifkin simultaneously resigned as an officer and director. To Mr. Rifkin's knowledge, Capital Ventures has not filed any reports for any periods subsequent to December 31, 1991 and is therefore no longer a reporting company with the Commission.

     2. Enterprise Venture Corp. ("Enterprise") - Pursuant to a registration statement effective as of July 2, 1987, Enterprise in September 1987 completed an initial public offering with the sale of 1,466,500 units at $.10 per unit (raising gross proceeds of $146,665) with each unit consisting of one share of common stock, one A warrant and one B warrant. The purpose of the offering was to obtain funding from persons purchasing in the offering in order to provide a vehicle to merge with or acquire business opportunities. Mr. Rifkin was President and Director of Enterprise since its inception until it acquired Equipment Leasing Services, Inc. ("Equipment Leasing") in December 1987.
In connection with such transaction, Enterprise acquired all of the outstanding shares of common stock of Equipment Leasing in exchange for 2,000,000 shares of previously unissued common stock of Enterprise. In addition, the then three stockholders of Equipment Leasing purchased an aggregate of 2,000,000 outstanding shares of common stock of Enterprise from Enterprise's then officers and directors (including Martin Rifkin) for $25,000 in cash. In connection with such transaction, Mr. Rifkin simultaneously resigned as an officer and director. In addition, Enterprise thereafter changed its name to Beaver Creek Silver Company, Inc. To Mr. Rifkin's knowledge, such company has not filed any reports and is no longer a reporting company with the Commission since February 1990.

     3. Mutual Venture Corp. ("Mutual") - Pursuant to a registration statement effective as of April 3, 1990, Mutual in June 1990 completed an initial public offering with the sale of 545,000 units (raising gross proceeds of $54,500) with each unit consisting of one share of common stock, one A warrant and one B warrant. The purpose of the offering was to obtain funding from persons purchasing in the offering in order to provide a vehicle to merge with or acquire business opportunities. Mr. Rifkin was President, Secretary and Director of Mutual from its inception until it acquired Nasshorn Sportswear Corp. ("Nasshorn") in September 1990. In connection with such transaction, Mutual acquired all of the outstanding shares of common stock of Nasshorn in exchange for 3,000,000 shares of previously unissued common stock of Mutual. In addition, in connection with such transaction, Mr. Rifkin sold 3,250,000 shares of common stock owned by him in Mutual to certain affiliates of Nasshorn for an aggregate of $4,000. Also, Mr. Rifkin was retained by Mutual as a consultant for one year at a total fee of $6,000. In connection such transaction, Mr. Rifkin simultaneously resigned as an officer and director of Mutual as of September 1990. To Mr. Rifkin's knowledge, in June 1991, Nasshorn changed its name to Onecard Health Systems Corp. ("Onecard"). In addition, to Mr. Rifkin's knowledge, Onecard has not filed reports and is no longer a reporting company with the Commission since August 1992.

     In addition to the foregoing companies, Mr. Rifkin was President, Chairman of the Board, director and a principal stockholder of Complete Capital Corp. ("Complete Capital"), a blank check company, which filed a Registration Statement with the Commission in June 1990. Subsequently, Complete Capital decided to abandon such offering which was never declared effective by the Commission. Mr. Rifkin may go forward with this blank check entity in the future.

     Certain detailed information and financial data about the above companies may be obtained by reviewing the registration statements on file with the Commission, together with other subsequent filings.


                      PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this Prospectus, the number and percentages (before and after completion of the proposed Acquisition) of shares of Common Stock of the Company owned of record and beneficially by each current and proposed officer and/or director of the Company and by any other person who owns and will own upon completion of the Acquisition more than 5% of the Company's outstanding Common Stock and by all officers and directors as a group.

                         Beneficial Ownership  Beneficial Ownership
                         Before Acquisition    After Acquisition
Name and Address         Shares      Percent   Shares       Percent

Jay Rifkin               -0-         -0-       12,000,000   40.0%
1547 14th Street
Santa Monica, CA 90404

Hans Zimmer              -0-         -0-       12,000,000   40.0%
1547 14th Street
Santa Monica, CA 90404

Mark S. Levy             -0-         -0-       1,500,000    5.0%
1547 14th Street
Santa Monica, CA 90404

Martin Rifkin            4,050,000   90.0%     4,050,000    13.5%
501 S.E. Columbia
 Shores Blvd.
#350
Vancouver, WA 98661

All Officers and        4,050,000    90.0%      29,550,000  98.5%
Directors
as a Group (4 Persons)


                       CERTAIN TRANSACTIONS

     The Company was incorporated on February 24, 1994, under the laws of the State of Delaware, with an authorized capitalization of 50,000,000 shares of Common Stock, $.0001 par value each. In April 1994, the Company issued 4,000,000 shares to Martin Rifkin for cash consideration of $1,000.

     In April 1994, the Company borrowed $4,000 from Martin Rifkin in order to pay certain operating expenses of the Company and expenses of this offering. Such loans are due on demand and bear interest at 7% per annum. The Company intends to repay these loans from the proceeds of this offering. As of June 30, 1996, a total of $4,614 is owing to Mr. Rifkin representing principal of $4,000 and accrued interest of $614. (See "Use of Proceeds").

     In May 1996, the Company executed an Agreement and Plan of Tax Free Reorganization with Cyberia and the shareholders of Cyberia pursuant to which upon successful completion of this Reconfirmation Offering the Company intends to acquire all of the issued and outstanding shares of capital stock of Cyberia in exchange for 25,500,000 shares of Common Stock of the Company.

     In 1995, Cyberia paid approximately $40,000 to Media
Ventures, a company operated by Jay Rifkin and Hans Zimmer, for sound mixing and recording services. Cyberia also paid Media
Ventures $18,375 for related overhead costs. As of December 31, 1995, $18,375 is due to Media Ventures for these costs.

     See "Business - Property" for information on the facilities leased by Cyberia on a month-to-month basis from Media Ventures.


                    DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue 50,000,000 shares of Common Stock, par value $.0001. There are currently outstanding 4,500,000 shares. Assuming completion of the proposed Acquisition, there will be 30,000,000 shares outstanding. The holders of Common Stock have one vote per share for the election of Directors, without provision for cumulative voting, and on all other matters. Thus, holders of more than 50% of the shares voting for the election of Directors can elect all the Directors, if they choose to do so. The Common Stock is not redeemable and has no conversion or preemptive rights. All of the shares of Common Stock, when issued, will be fully paid and non-assessable. In the event of liquidation of the Company, the holders of Common Stock will share equally in any balance of the corporate assets available for distribution to them after satisfaction of creditors and the holders of the Company's senior securities such as debenture holders, if any. The Company may pay dividends in cash or in securities or other property when and as declared by the Board of Directors from funds legally available therefor but has paid no cash dividends on its Common Stock. The Company presently believes that in the foreseeable future, all of its earnings, if any, will continue to be retained for use in its business and, therefore, there is no assurance when, or if ever, dividends may be paid.

Market for the Company's Common Stock

     At the present time, there is no public market for the securities of the Company. It is unlikely that a regular trading market will develop at the conclusion of the Reconfirmation Offering, or if developed, that such market will be sustained, or that the securities purchased by the public hereunder may be resold at their original offering price or any other price. It should be noted that the present sole officer and director of the Company and the current shareholders of Cyberia will own approximately 98% of the outstanding shares of common stock upon completion of the Acquisition and, as a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares. (See also "Risk Factors - Lack of Public Market for Securities").

Transfer Agent

         The Transfer Agent for the Common Stock of the Company is Idata, Inc., 14675 Midway Road, Suite 221, Dallas, Texas
75244.


            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law contains various provisions entitling directors, officers, employees or agents of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding (whether civil, criminal, administrative or investigative) in which they may be involved by reason of being or having been a director, officer, employee or agent of the Company provided said persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company (and, with respect to any criminal action or proceedings, had no reasonable cause to believe that the conduct complained of was unlawful). Also, the Certificate of Incorporation of the Company states that the indemnification provisions of Section 145 of the Delaware Corporation Law shall be utilized to the fullest extent permitted.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                       PLAN OF DISTRIBUTION

     The Company through its sole officer and director, and without the use of a professional underwriter, offered and sold to the public 500,000 shares of the Company's Common Stock, $.0001 par value. The Offering was publicly offered only in the State of New York. In this regard, the Company effected the appropriate filings in order to publicly offer and sell the shares in the State of New York.

     The Company and its Management have not yet determined whether or not the Company or anyone acting on its behalf will take affirmative steps to request or encourage any broker-dealer to act as a market maker for the Company's securities.
Therefore, the Company is not able to indicate when, how and by whom such efforts may be undertaken or whether consultants may be utilized in connection therewith. There have been no preliminary discussions nor are there any understandings between the Company or anyone acting on its behalf and any broker-dealer regarding the participation of any such broker-dealer in the future trading market, if any, for the Company's securities.

SEC Rules

     The Company's Common Stock is covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the rule, the broker/dealer must make a special suitability determination for the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers in this offering to sell their shares in the secondary market.

     Securities and Exchange Commission rules impose additional sales practice requirements on broker/dealers who sell penny securities. These rules require a summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealers "spread" and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

     The additional burdens imposed upon broker/dealers by such requirements may discourage broker/dealers from effecting transactions in the Common Stock, which could severely limit the market of the Company's Common Stock.

Rule 419

     The Company's Offering and this Reconfirmation Offering are being conducted in accordance with Commission Rule 419 which was adopted to strengthen the regulation of securities offerings by "blank check" companies, which Congress has found to have been common vehicles for fraud and manipulation in the penny stock market. The Company is a "blank check" company subject to Rule
419. Accordingly, investors in the Offering receive the substantive protection provided by Rule 419. Rule 419 requires that the securities to be issued and the funds received in a "blank check" offering be deposited and held in an escrow account until an acquisition meeting specific criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the "blank check" company is required to update its registration statement with a post-effective amendment and, after the effective date thereof, the "blank check" company is required to furnish investors with a prospectus (which forms a post-effective amendment to its registration statement) containing specified information, including a discussion of the business and the audited financial statements of the proposed acquisition candidate. According to the Rule, the investors must have no fewer then 20 and no more than 45 business days from the effective date of the post-effective amendment to decide whether to remain investors or require the return of their investment funds. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued. Rule 419 further provides that if the "blank check" company does not complete an acquisition meeting the specified criteria within 18 months of the date of this Prospectus, all of the deposited funds must be returned to investors. In accordance with the provisions of Rule 419, if funds held in escrow are released to a purchase of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in escrow are released to the Company, interest or dividends earned on such funds up to the date of release shall be released to the Company. (See "Prospectus Summary - Investors Rights to Reconfirm Investment Under Rule 419").

     This Prospectus serves as the prospectus required pursuant to Rule 419 for investors in the Offering to consider reconfirming their investment in the Company as a result of the Company's proposed Acquisition.

                     REPORTS TO SHAREHOLDERS

     The Company intends to provide holders of its Common Stock with annual audited financial statements as soon as practicable after the end of each fiscal year. In addition, the Company may, from time to time, issue unaudited interim reports and financial statements whenever deemed appropriate by its board of directors.

                            LITIGATION

     No material legal proceedings to which either the Company or Cyberia is a party or of which any of their properties is the subject are pending or to the knowledge of management are known to be contemplated.


                          LEGAL OPINIONS

     Danzig, Garubo & Kaye, 75 Livingston Avenue, Roseland, New
Jersey 07068 has acted as counsel for the Company in connection with this Reconfirmation Offering.

                             EXPERTS

     The audited financial statements of the Company which are included in this Prospectus have been examined by Glasser and Haims, P.C., 99 West Hawthorne Avenue, Valley Stream, New York 11580. The audited financial statements of Cyberia which are included in this Prospectus have been examined by Singer, Lewak, Greenbaum & Goldstein, LLP, 10960 Wilshire Boulevard, Suite 1100, Los Angeles, California 90024. These financial statements have been so included in reliance upon the opinion of such accountants given upon their authority as experts in auditing and accounting.


                      ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement on Form SB-2, relating to the Offering and this Reconfirmation Offering. This Prospectus does not contain all of the information set forth in the Registration Statement including the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. For further information with respect to the Company and the Common Stock, reference is made to such Registration Statement, including the exhibits and schedules thereto. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. Copies of all or any part of such material may be obtained from the Commission upon payment of certain fees prescribed by the Commission.

                               GLASSER & HAIMS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                            99 WEST HAWTHORNE AVENUE
                            VALLEY STREAM, N.Y. 11580


ALVIN M. GLASSER, C.P.A.
(516) 568-2700
IRWIN M. HAIMS, C.P.A.
TELECOPIER

(516) 568-2911


                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS


THE BOARD OF DIRECTORS
NW VENTURE CORP.



We have audited the accompanying balance sheets of NW Venture
Corp. (a development stage company) as of December 31, 1995 and the related statements of operations, stockholder's equity, and cash flows for the period February 24, 1994 (inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NW Venture Corp. (a development stage company) as of December 31, 1995 and the results of its operations and cash flows for the period indicated above in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company completed a public offering of its securities in October 1995, but the Company's ability to continue is dependent upon the successful completion of a reconfirmation offering pursuant to Rule 419 of regulation C under the Securities Act of 1933, as amended. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         GLASSER & HAIMS, P.C.


Valley Stream, New York
March 4,  1996

                               NW VENTURE CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET
                               DECEMBER 31, 1995

                                    ASSETS


CURRENT ASSETS

  Cash in bank                          $  1,727

TOTAL CURRENT ASSETS                                     $   1,727

OTHER ASSETS

Organization Expenses
  (Net of Amortization)                 $    308
Escrow Account (Note 2)                   45,342

    TOTAL OTHER ASSETS                                      45,650

    TOTAL ASSETS                                          $ 47,377



                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES

  Interest payable                     $    474
  Loans payable
   (on demand with interest at 7%)        4,000

    TOTAL CURRENT LIABILITIES                            $  4,474

STOCKHOLDERS' EQUITY

  Common stock, $.0001 par value,
   50,000,000 shares authorized,
   4,500,000 shares issued and
   outstanding (Note 2)                $    400

  Capital in excess of par value            600

  Deficit accumulated during
   development stage                     (3,097)
                                       $ (2,079)

  Temporary Capital
    500,000 shares issued and held
    by escrow agent                      50,000
    Offering expenses                    (5,000)
                                       $ 45,000

    TOTAL STOCKHOLDERS' EQUITY                             42,903

    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                                $ 47,377



                    THE ACCOMPANYING NOTES ARE AN INTEGRAL
                      PART OF THESE FINANCIAL STATEMENTS

                               NW VENTURE CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS




                                          FOR THE PERIOD
                                                     2/24/94
                                          1/1/95     (INCEPTION)
                                          THROUGH    THROUGH
                                          12/31/95   12/31/94

REVENUE                                   $       0  $       0

EXPENSES                                        778        292

NET (LOSS) FROM OPERATIONS                $    (778) $    (292)


OTHER INCOME:
  INTEREST                                      393         72

NET (LOSS)                                $    (385) $    (220)

(LOSS) PER SHARE                          $  (.0001) $       0

AVERAGE NUMBER OF
 SHARES OUTSTANDING                       4,125,000  4,000,000




                THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF
                       THESE FINANCIAL STATEMENTS

                               NW VENTURE CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE PERIOD FEBRUARY 24, 1994 (INCEPTION)
                           THROUGH DECEMBER 31, 1995


                                                       DEFICIT
                                          CAPITAL    ACCUMULATED
                                             IN        DURING
                                          EXCESS OF  DEVELOPMENT
                      SHARES      AMOUNT  PAR VALUE  STAGE        TOTAL

Balance,
 February 24, 1994      -         $   -   $    -     $     -      $   -
Issuance of shares
 to Company officers
 and directors
 for Cash,
 April 21, 1994      4,000,000      400       600                    1,000

Net (Loss) for the
 period ended
 December 31, 1994                                         (220)      (220)

Balance,
 Dec. 31, 1994       4,000,000   $  400   $   600    $    (220)    $   780

Offering Expenses
 October 1995                                            (2,492)    (2,492)

Net (Loss) for
 the year ended
 December 31, 1995                                        (385)       (385)

                     4,000,000   $  400   $   600     $  (2,097)   $ (2,097)

TEMPORARY CAPITAL

Issuance of shares
 by Public Offering
 October 11, 1995      500,000   $   50   $49,950    $             $ 50,000

Offering Expenses
 October 1995                                           (5,000)      (5,000)

                       500,000   $   50   $49,950    $  (5,000)    $ 45,000



                    THE ACCOMPANYING NOTES ARE AN INTEGRAL
                      PART OF THESE FINANCIAL STATEMENTS

                               NW VENTURE CORP.
                         (A DEVELOPMENT STAGE COMPANY)



                            STATEMENT OF CASH FLOW
                          INCREASE (DECREASE) IN CASH
                 FOR THE PERIOD FEBRUARY 24, 1994 (INCEPTION)
                           THROUGH DECEMBER 31, 1995




                                            FOR THE PERIODS
                                                          2/24/94
                                            1/1/95        (INCEPTION)
                                            THROUGH       THROUGH
                                            12/31/95      12/31/94

Cash flows from operating activities:       $    (385)    $    (220)

 Net income

 Adjustment to reconcile net income to net cash provided by operating activities:

     Amortization                                 100            92
     Increase in interest payable                 280           194

  Net cash provided (used) by
    operating activities                    $     (5)     $      66

Cash flows from financing activities:

  Payment for organization expenses                       $    (500)

  Payment for offering expenses               (5,351)        (2,141)

  Increase in escrow account                    (342)

  Increase in loans payable                                   4,000

  Proceeds from issuance of common
   stock                                       5,000          1,000

  Net cash provided (used) by
    financing activities                     $ (693)      $   2,359

Net increase (decrease) in cash              $ (698)      $   2,425

Cash at beginning of period                   2,425             -0-

Cash at end of period                       $ 1,727       $   2,425


                  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                         OF THESE FINANCIAL STATEMENTS


                               NW VENTURE CORP.
                         (A DEVELOPMENT STAGE COMPANY)


                         NOTES TO FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Organization and Dividend Policy

NW Venture Corp. (the "Company"), was incorporated under the laws of the State of Delaware on February 24, 1994, and has adopted a December
31 Fiscal Year. The Company is in the development stage, has not commenced operations, in October 1995 it completed an offering of its securities to the public (see Note 2). At the present time, the Company has not paid any dividends, and any future dividends will depend on the Company's financial requirements and other relevant factors.

Earnings Per Share

The computation of earnings per share is based on the weighted average number of shares outstanding during the period.

Amortization

Organization expenses are being amortized over sixty months.
Amount shown is net of amortization of $192

Income Taxes

There have been no earnings through April 30, 1995 and accordingly, no provision for Federal income taxes is reflected in the accompanying financial statements. The Company has a net operating loss carryover of $605.


NOTE 2:   PROPOSED PUBLIC OFFERING OF SECURITIES

Five Hundred Thousand (500,000) shares of Common Stock was offered at a purchase of $.10 per share. The offering was completed on October 11, 1995.

The Company is a "blank check" company and therefore is subject to Rule 419. Accordingly, investors in this offering will receive the substantive protection provided by Rule 419. Rule 419 requires that the securities to be issued and the funds received in a "blank check" offering be deposited and held in escrow account until an acquisition meeting specific criteria is completed. Before the acquisition can be completed and before the funds except for an amount up to 10% of the deposited funds) and securities can be released, the "blank check" company is required to update its registration statement with a post-effective amendment and, after the effective date therefor, the "blank check" company is required to furnish investors with a prospectus (which forms a part of the posteffective amendment to its registration statement) containing specified information, including a discussion of the business and the audited financial statements of the proposed acquisition candidate. According to the Rule, the investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide whether to remain investors or require the return of their investment funds. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued. Rule 419 further provides that if the "blank check" company does not complete an acquisition meeting the specified criteria within 18 months of the effective date (June 30, 1995) of the registration statement relating to the offering, all of the deposited funds must be returned to investors.

NOTE 3:   COMMITMENTS & CONTINGENCIES

a. At present, the Company does not employ any persons on a salary basis. The Company's sole officer devotes such time as is required for the development of the Company without compensation.

    In the event the Company successfully completes the acquisition of a business opportunity, the Board of Directors may award a finder's fee to Martin Rifkin if the acquisition is largely due to his efforts.
The amount of this finder's fee will not exceed $2,500.

    The Company does not initially intend to pay Directors for attending Board of Directors Meetings.

b. The Company maintains its offices on a rent free, month-to-month basis in office space provided by its sole officer and director. The office is located at 501 S.E. Columbia Shores
    Boulevard, #350, Vancouver, Washington 98661.

NOTE 4:   POTENTIAL CONFLICTS OF INTEREST

The Company's sole officer, director and stockholder is involved in various business activities. With respect thereto, he is or may become an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of business, similar and dissimilar to the business of the Company, including other "blank check" companies which may also seek similar available business opportunities. Because of these affiliations and because of the minor amount of time devoted to the Company by the Company's sole officer, director and stockholder, there are potential conflicts of interest in his acting as an officer and director of the Company.
To the extent the Company's sole officer, director and stockholder engages in such other activities, he will have possible conflicts of interest in directing opportunities to other companies, entities or persons with which he is or may be associated or have an interest, rather than direct such opportunities to the Company. Such potential conflicts of interest include, among other things, time, effort and corporate opportunity involved in his participation in other business transactions. Since only limited policies have been established for the resolution of such a conflict, the Company may be adversely affected should he choose to place his other business interests before those of the Company. No assurance can be given that such potential conflicts of interest will not cause the Company to lose potential opportunities. Additional conflicts of interest and non arm's-length transactions may also arise in the future in the event the Company's sole officer, director and stockholder is involved in the management, or is a stockholder, of any company which the Company may merge with or acquire or with which the Company may transact business.

                                NW VENTURE CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET
                                 JUNE 30, 1996

                                    ASSETS


CURRENT ASSETS

  Cash in bank                               $    681

    TOTAL CURRENT ASSETS                                     $    681

OTHER ASSETS

Organization Expenses
 (Net of Amortization)                      $    258
Escrow Account                                46,376

    TOTAL OTHER ASSETS                                         46,634

    TOTAL ASSETS                                             $ 47,315



                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES

  Interest payable                          $    614
  Loans payable (on demand with
   interest at 7%)                             4,000

    TOTAL CURRENT LIABILITIES                                $  4,614

STOCKHOLDERS' EQUITY

  Common stock, $.0001 par value,
   50,000,000 shares authorized,
   4,000,000 shares issued and
   outstanding (Note 2)                     $    400

  Capital in excess of par value                 600

  Deficit accumulated during
   development stage                          (3,299)
                                            $ (2,299)
  Temporary Capital
    500,000 shares issued and held
    by esrcow agent                           50,000
    Offering expenses                         (5,000)
                                            $ 45,000

    TOTAL STOCKHOLDERS' EQUITY                                42,701

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $47,315

                                NW VENTURE CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS




                                              FOR THE PERIOD

                                            4/1/96          4/1/95
                                            THROUGH         THROUGH
                                            6/30/96         6/30/95

REVENUE                                     $       0       $       0

EXPENSES                                          588              95

NET (LOSS) FROM OPERATIONS                  $    (588)      $     (95)


OTHER INCOME:
  INTEREST                                        516              16

NET (LOSS)                                  $     (72)      $     (79)

(LOSS) PER SHARE                            $       0       $       0

AVERAGE NUMBER OF
 SHARES OUTSTANDING                         4,500,000       4,000,000



                               NW VENTURE CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS




                                                FOR THE PERIOD

                                            1/1/96          1/1/95
                                            THROUGH         THROUGH
                                            6/30/96         6/30/95

REVENUE                                     $       0       $       0

EXPENSES                                        1,253             348

NET (LOSS) FROM OPERATIONS                  $  (1,253)      $    (348)


OTHER INCOME:
  INTEREST                                      1,051              33

NET (LOSS)                                  $    (202)      $    (315)

(LOSS) PER SHARE                            $       0       $       0

AVERAGE NUMBER OF
 SHARES OUTSTANDING                         4,500,000       4,000,000

                              NW VENTURE CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF CASH FLOW
                          INCREASE (DECREASE) IN CASH

                                                 FOR THE PERIODS

                                            1/1/96          1/1/95
                                            THROUGH         THROUGH
                                            6/30/96         6/30/95

Cash flows from operating activities:       $    (202)      $    (315)

 Net income

 Adjustment to reconcile net income
  to net cash provided by operating
  activities:

     Amortization                                  50              50
     Increase in interest payable                 140             140

  Net cash provided (used) by
    operating activities                    $     (12)      $    (125)

Cash flows from financing activities:

  Payment for prepaid offering expenses             0            (817)

  Increase in escrow account                   (1,034)              0

  Net cash provided (used) by
    financing activities                    $  (1,034)      $    (817)

Net increase (decrease) in cash             $  (1,046)      $    (942)

Cash at beginning of period                     1,727           2,425

Cash at end of period                       $     681       $   1,483

                         NW VENTURE CORP.

                  NOTES TO FINANCIAL STATEMENTS


  The financial information herein is unaudited. However, in the opinion of management, such information reflects all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations for the periods being reported. Additionally, it should be noted that the accompanying condensed financial statements do not purport to be complete disclosures in conformity with generally accepted accounting principles.

  The results of operations for the six months ended June
30, 1996 are not necessarily indicative of the results of operations that may be expected for the full fiscal year ending
December 31, 1996.

  These condensed statements should be read in conjunction with the Company's financial statements for the year ended December
31, 1995.



                          CYBERIA, INC.
                       FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED
                      DECEMBER 31, 1995 AND
        FEBRUARY 24, 1994 (INCEPTION) TO DECEMBER 31, 1994


       Report of Independent Certified Public Accountants



  Board of Directors and Stockholders
  Cyberia, Inc.

  We have audited the accompanying balance sheet of Cyberia, Inc.
  as of December 31, 1995, and the related statements of operations, stockholders' (deficiency) equity, and cash flows for the period February 24, 1994 (inception) to December 31,
  1994 and for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management.
  Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cyberia, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the period
  February 24, 1994 (inception) to December 31, 1994 and for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

  Singer, Lewak, Greenbaum & Goldstein, LLP

  Los Angeles, California
    April 18, 1996


                           CYBERIA, INC.
                           BALANCE SHEET
                         December 31, 1995

ASSETS


Current assets
   Cash                                          $       80,020
   Accounts receivable                                   64,522
   Work in process                                       19,007
   Other current assets                                     334

   Total current assets                                 163,883

Other assets                                              5,478

                                                  $     169,361


LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities
   Accounts payable and accrued expenses          $      32,804
   Due to affiliate (note 3)                             18,375
   Deferred income                                      148,157

      Total liabilities                                 199,336

Stockholders' deficiency
   Common stock: no par value, authorized
   1,000,000 shares, issued and outstanding
   1,000 shares                                          1,000
   Accumulated deficit                                 (30,975)

      Total stockholders' deficiency                   (29,975)

                                                 $     169,361

                           CYBERIA, INC.
                     STATEMENTS OF OPERATIONS
           For the year ended December 31, 1995 and the
     period February 24, 1994 (inception) to December 31, 1994



                                            1995            1994

Net sales (note 4)                          $    488,237    $    93,307

Cost of sales                                    265,944         33,388
General and administrative expenses              263,501         45,064

         Total expenses                          529,445         78,452

(Loss) income from operations                    (41,208)        14,855

Other income                                       1,043

(Loss) income before taxes                       (40,165)        14,855

Income taxes                                       4,865            800

Net (loss) income                            $   (45,030)   $    14,055

                           CYBERIA, INC.
          STATEMENTS OF STOCKHOLDERS' (DEFICIENCY) EQUITY
           For the year ended December 31, 1995 and the
     period February 24, 1994 (inception) to December 31, 1994



                               Common Stock  Accumulated
                               Shares        Amount       Deficit   Total

Balance, February 24, 1994


Issuance of common stock       1,000         $ 1,000      $         $   1,000

Net income                                                   14,055    14,055

Balance, December 31, 1994     1,000           1,000         14,055    15,055

Net loss                                                    (45,030)  (45,030)

Balance, December 31, 1995     1,000         $ 1,000       $(30,975) $(29,975)

                           CYBERIA, INC.
                     STATEMENTS OF CASH FLOWS
           For the year ended December 31, 1995 and the
     period February 24, 1994 (inception) to December 31, 1994

                                            1995             1994
Cash flows from operating activities:

      Net (loss) income                     $  (45,030)      $  14,055
      Adjustments to reconcile net (loss)
      income to net cash provided by
      operating activities
        Depreciation and amortization            4,370
        (Increase) decrease in:
          Accounts receivable                  (45,836)        (18,686)
          Work in process                      (19,007)
          Other current assets                    (262)            (72)
          Other assets                                          (5,647)
        Increase (decrease) in:
          Accounts payable and accrued
          expenses                              21,413          11,391
          Due to affiliates                     18,375
          Deferred income                      148,157

Net cash provided by operating activities       82,180           1,041

Cash flows used in investing activities:
      Purchase of computer equipment            (4,201)

Cash provided by financing activities:
      Issuance of common stock                                   1,000

Net increase in cash                            77,979           2,041

Cash, beginning of period                        2,041

Cash, end of period                         $   80,020       $   2,041


SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid during the periods for
income taxes:                               $    4,865       $    800


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Organization and Line of Business
    Cyberia, Inc. (the "Company") was incorporated in California in February 1994. The Company, composes background music for television and radio commercials which are aired throughout the world. The Company sells its services to customers in the United States.

    Estimates
    In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.
    Actual results could differ from those estimates.

    Work-in-process
    Work-in-process consists of cost incurred on uncompleted contracts.
    Deposits and progress billings are recorded as deferred revenue.

    Revenue Recognition
    Revenues from contracting services are recognized upon completion of the contract.

    Income Taxes
    The Company has elected under the Internal Revenue Code to be an "S" corporation. In lieu of corporate income taxes, the stockholders of an "S" corporation are taxed on their proportionate share of the Company's taxable income.

    For the year beginning January 1, 1996, the Company has elected to revoke the "S" corporation status for income tax purposes; therefore, the Company will be taxed at the federal and state statutory rates.

NOTE 2 - COMMITMENTS

    The Company subleases certain facilities for its corporate and operations offices from a related party on a month-to-month basis pursuant to a verbal agreement. The related party leases the office building from a third party, and the lease expires in April 1997.
    Rent expense paid to this related party was $28,800 and $19,200 for 1995 and 1994, respectively.

NOTE 3 - RELATED PARTY TRANSACTIONS

    In 1995, the Company paid approximately $40,000 to Media Ventures, which has common ownership, for sound mixing and recording services.
    The Company also paid Media Ventures $18,375 for related overhead cost. As of December 31, 1995, $18,375 is due to Media Ventures.

NOTE 4 - SALES

    During the year ended December 31, 1995, the Company did business with three customers whose sales comprised approximately 10%, 19%, and 35%, respectively, of net sales. During the period ended
    December 31, 1994, the Company did business with four customers whose sales comprised approximately 20%, 20%, 23%, and 32%, respectively, of net sales.



                               CYBERIA, INC.
                               BALANCE SHEET
                               JUNE 30,1996
                                (Unaudited)


  ASSETS


Current Assets
    Cash                                   $164,637
    Accounts receivable                      46,350
    Other current assets                      7,723
      Total current assets                  218,710

Non-current assets
   Property, plant and equipment(net)         3,813
   Organization Expenses(net)                   678
   Other assets                               9,992
      Total non-current assets               14,483

Total assets                                233,193

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable and accrued expenses   $ 57,919
   Income taxes payable                      70,188
   Due to affiliate                          26,613
      Total liabilities                     154,720

Stockholders' equity
   Common stock                               1,000
   Additional paid in capital               (30,975)
   Retained earnings                        108,488
      Total stockholders' equity             78,473

Total liabilities & stockholders' equity   $233,193

                               CYBERIA, INC.
                         STATEMENTS OF OPERATIONS
                                (Unaudited)




                                       FOR THE PERIODS
                                       4/1/96    4/1/95
                                       THROUGH   THROUGH
                                       6/30/96   6/30/95
Sales                                  $311,356  $156,760

Cost of sales                           137,714    95,526
General and administrative expenses     138,677    43,818

Total expenses                          270,391   139,344

Net income from operations               40,965    17,416

Other income                              1,174       139

Net income before taxes                  42,139    17,555

Income taxes                             16,490     3,000

Net income                             $ 25,649  $ 14,555

                               CYBERIA, INC.
                         STATEMENTS OF OPERATIONS
                                (Unaudited)



                                       FOR THE PERIODS
                                       1/1/96    1/1/95
                                       THROUGH   THROUGH
                                       6/30/96   6/30/95
Sales                                  $618,215  $251,260

Cost of sales                           269,270   149,676
General and administrative expenses     170,483    63,194

Total expenses                          439,753   212,870

Net income from operations              178,462    38,390

Other income                              1,674       139

Net income before taxes                 180,139    38,529

Income taxe provision                    71,688     4,065

Net income                             $108,448  $ 34,464

                             CYBERIA, INC.
                       STATEMENT OF CASH FLOWS

                 FOR THE PERIOD ENDED JUNE 30,1996
                             (Unaudited)

                                             FOR THE PERIODS
                                           1/1/96       1/1/95
                                           THROUGH      THROUGH
                                           6/30/96      6/30/95
Cash flow from operating activities:
  Net income                               $108,448     $ 39,464
  Adjustments to reconcile net income
     to net cash provided by operating
     activities Increase) decrease in:
              Accounts receivable            18,172      (36,438)
              Work in process                19,007
              Other current assets           (7,389)        (151)
              Other assets                   (5,192)
       Increase (decrease) in:
              Accounts payable
              and accrued expenses           25,115       41,817
              Income taxes payable           70,188
              Due to affiliates               8,238        9,188
              Deferred income              (148,157)

Net cash provided by operating activities    88,430       48,880

Cash flows used in investing activities:
       Purchase of computer equipment        (3,813)

Net increase in cash                         84,617       48,880

Cash, beginning of period                    80,020        2,041

Cash, end of period                        $164,637     $ 50,921

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period
for income taxes                           $ 1,500      $  4,065


                          CYBERIA, INC.
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1996
                           (UNAUDITED)


The results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the fiscal year. In the opinion of management, the information contained herein reflects all adjustments necessary to make the results of operations for the interim periods a fair statement of such operations. All such adjustments are of a normal recurring nature.

                          NW VENTURE CORP.
           PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                           (UNAUDITED)



The following unaudited pro forma consolidated balance sheet and statement of operations of NW Venture Corp. give effect to the following transaction:

         In May 1996, NW Venture Corp. executed an agreement with Cyberia, Inc., a California Corporation, and its shareholders to acquire all of the issued and outstanding shares of capital stock of Cyberia, Inc. For accounting purposes, the acquisition will be treated as a recapitalization of NW Venture Corp., with Cyberia, Inc. as the acquirer (reverse acquisition).

The unaudited pro forma information is based on the historical financial statements of Cyberia, Inc. giving effect to the aforementioned transaction and the assumptions and adjustments in the accompanying notes to the unaudited pro forma financial statements.

The unaudited pro forma consolidated balance sheet as of December 31,1995 and March 31, 1996, and the consolidated statement of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 give effect to the acquisition of Cyberia, Inc. as if it had occurred January 1, 1995.

The unaudited pro forma consolidated financial statements are not necessarily indicative of operating results which would have been achieved had the acquisitions been consummated as of the beginning of the period and should not be construed as representative of the future operating results. The unaudited pro forma consolidated financial statements should be read in conjunction with the financial statements of Cyberia, Inc. and NW Venture Corp. at December 31, 1995 and June 30, 1996.

The following notes set forth an explanation of the assumptions and adjustments used in preparing the unaudited pro forma consolidated balance sheet and statement of operations:

         Adjustments to December 31,1995 Balance Sheet

(a) To record the acquisition of NW Venture Corp. accounted for as a reverse merger

(b) To adjust common stock and additional paid-in capital for the recapitalization of Cyberia, Inc. as a result of the reverse merger.

         Adjustments to June 30, 1996 Balance Sheet

(a)      To record the acquisition of NW Venture Corp.
         accounted for as a reverse merger

(b) To adjust common stock and additional paid-in capital for the recapitalization of Cyberia, Inc. as a result of the reverse merger.


                              NW VENTURE CORP
                   PRO FORMA CONSOLIDATED BALANCE SHEET
                               JUNE 30, 1996
                                (Unaudited)

                       Historical                Pro Forma
                                                 Adjustments
                       NW Venture                Increase     ProForma
                       Corp.        Cyberia,Inc. (Decrease)   Combined
ASSETS

Current Assets
Cash                   $   681      $164,637                  $165,318

Accounts receivable          0        46,350                    46,350
 Other current assets        0         7,723                     7,723
  Total current
   assets                  681       218,710         0         219,391

Non-current assets
 Property, plant
 and equipment(net)          0         3,813                     3,813
 Organization
  Expenses(net)            258           678                       936
 Escrow account         46,376                                  46,376
 Other assets                          9,992                     9,992
  Total non-current
     assets             46,634        14,483         0          61,117

    Total assets       $47,315      $233,193        $0        $280,508

LIABILITIES &
STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable
  and accrued
  expenses             $   614      $ 57,919                  $ 58,533
 Income taxes payable                 70,188                    70,188
 Due to affiliate                     26,613                    26,613
 Loans payable           4,000                                   4,000
   Total liabilities     4,614       154,720          0        159,334

Stockholders' equity
    Common stock           400         1,000       1,550(b)      2,950
    Additional paid
     in capital            600       (30,975)     (1,550)(b)   (35,224)
                                                  (3,299)(a)
    Temporary Capital   45,000                                  45,000
     Retained
      earnings/
     (deficit)          (3,299)      108,448       3,299(a)    108,448
     Total
     stockholders'
     equity             42,701        78,473           0       121,174

Total liabilities
& stockholders'
equity                 $47,315      $233,193          $0      $280,508


                              NW VENTURE CORP
              PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               JUNE 30, 1996
                                (Unaudited)



                         Historical                Pro Forma
                                                   Adjustments
                         NW Venture                Increase   ProForma
                         Corp.        Cyberia,Inc. (Decrease) Combined


Sales                    $     0      $618,215                  $618,215

Cost of sales                  0       269,270                   269,270
General and
 administrative
 expenses                  1,253       170,483                   171,736

   Total Expenses          1,253       439,753         0         441,006

Net income (loss)
 from operations          (1,253)      178,462         0         177,209

Other income               1,051         1,674                     2,725

Net income (loss)
 before taxes               (202)      180,136         0         179,934

Income taxes                0           71,688                    71,688

Net income (loss)          ($202)      $108,448       $0        $108,246

Income per share                                                   $0.01
Weighted average
shares outstanding                                            30,000,000

                              NW VENTURE CORP
                   PRO FORMA CONSOLIDATED BALANCE SHEET
                             DECEMBER 31,1995
                                (Unaudited)


                                Historical         Pro Forma
                                                   Adjustments
                         NW Venture                Increase    Pro Forma
                         Corp.        Cyberia,Inc. (Decrease)  Combined
ASSETS
Current Assets
Cash                     $1,727       $ 80,020                  $  81,747
Accounts receivable           0         64,522                     64,522
Work in Process               0         19,007                     19,007
 Other current
  assets                      0            334                        334
   Total current
   assets                 1,727        163,883         0          165,610

Non-current assets
 Organization
   Expenses(net)            308            678                        986
 Escrow account          45,342              0                     45,342
 Other assets                 0          4,800                      4,800
   Total non-
    current
    assets               45,650          5,478          0          51,128

    Total assets        $47,377       $169,361         $0        $216,738

LIABILITIES &
STOCKHOLDERS' EQUITY

Current liabilities
 Accounts payable
 and accrued
 expenses               $   474       $ 32,804                   $ 33,278
 Due to affiliate             0         18,375                     18,375
 Deferred Income              0        148,157                    148,157
 Loans payable            4,000              0                      4,000
   Total liabilities      4,474        199,336           0        203,810

Stockholders' equity
Common stock                400          1,000         1,550(b)     2,950
    Additional paid
     in capital             600              0        (1,550)(b)   (9,047)
                                                      (8,097)(a)
    Temporary Capital    45,000                                    45,000
     Accumulated
     deficit             (3,097)       (30,975)        8,097(a)   (25,975)

  Total
   stockholders'
     equity              42,903        (29,975)           0        12,928

Total liabilities
& stockholders'
equity                  $47,377       $169,361          $0       $216,738

                               NW VENTURE CORP
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                              DECEMBER 31,1995
                                (Unaudited)



                           Historical              Pro Forma
                                                   Adjustments
                         NW Venture                Increase      Pro Forma
                         Corp.        Cyberia,Inc. (Decrease)
Combined

Sales                    $  0         $488,237                   $488,237

Cost of sales               0          265,944                    265,944
General and
 administrative
 expenses                 778          263,501                    264,279

Total expenses            778          529,445          0         530,223

    Net loss
  from operations        (778)         (41,208)         0         (41,986)

    Other income          393            1,043                      1,436

    Net loss
  before taxes           (385)         (40,165)         0         (40,550)

    Income taxes            0            4,865                      4,865

    Net loss            ($385)        ($45,030)        $0        ($45,415)

    Loss per share                                                  $0.00
    Weighted average
    shares outstanding                                           29,625,000

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


24. Indemnification of Directors and Officers

Reference is made to Section 145 of the Delaware General Corporation Law which contains various provisions entitling directors, officers, employees or agents of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding (whether civil, criminal, administrative or investigative) in which they may be involved by reason of being or having been a director, officer, employee or agent of the Company provided said persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company (and, with respect to any criminal action or proceedings, had no reasonable cause to believe that the conduct complained of was unlawful). Also, the Certificate of Incorporation of the Company states that the indemnification provisions of Section 145 of the Delaware Corporation Law shall be utilized to the fullest extent permitted.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

25. Other Expenses of Issuance and Distribution

    The expenses of the offering are estimated to be as follows.
All of such expenses will be paid by the Company.
         Registration Fees                    $   100.00
         Accounting Fees                        1,000.00*
         Legal Fees                            10,000.00*
         Printing, Blue Sky Fees,
           Transfer Agent Fees,
           Miscellaneous Fees and
           Expenses                             2,900.00*

         TOTAL                                $14,000.00*

         *Estimated

26. Recent Sales of Unregistered Securities

    In April 1994, the Registrant sold 4,000,000 shares of Common
Stock to Martin Rifkin  for $1,000.


    The aforesaid securities were issued without registration under the Securities Act of 1933, as amended, by reason of the exemption from registration afforded pursuant to the provisions of Section 4(2) thereof as transactions by an issuer not involving any public offering. No underwriting discounts or commissions were paid in connection with any of such issuances.

27. Exhibits

Exhibit
Number

3.1   Registrant's certificate of incorporation(1)

3.2   Registrant's by-laws(1)

4.1   Specimen certificate for common stock(1)

4.2   Promissory Note with Martin Rifkin

5.1   Opinion of David M. Kaye, Esq.(1)

10.1  Agreement and Plan of Tax Free Reorganization dated
      May 22, 1996 by and among NW Venture Corp., Cyberia, Inc.
      ("Cyberia") and the shareholders of Cyberia(2)

24.1  Consent of Danzig, Garubo & Kaye(2)

24.2  Consent of Glasser & Haims, P.C.

24.3  Consent of Singer, Lewak, Greenbaum & Goldstein, LLP

28.1  Escrow Agreement (form)(1)

(1) Filed with original filing.

(2) Filed with Post-Effective No. 1 to Form SB-2.

28.  Undertakings

    To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

    To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (for the most recent post-effective amendment thereof) which individually, or, in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing Underwriter.

    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section
13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 being permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington on the 30th of October, 1996.

                                           NW VENTURE CORP.


                                           By:/s/Martin Rifkin
                                              Martin Rifkin,
                                              President


    In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature              Title                          Date


/s/Martin Rifkin       President, Secretary,          10/30/96
Martin Rifkin          Treasurer, Director
                       Principal Executive Officer
                       and Principal Financial
                       Officer)

                                     Registration No. 33-83418-LA





                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549





                             EXHIBITS

                            filed with

                POST EFFECTIVE AMENDMENT NO. 2 TO
                            FORM SB-2

                      REGISTRATION STATEMENT

                              UNDER

                    THE SECURITIES ACT OF 1933


                         NW VENTURE CORP.

                        INDEX TO EXHIBITS

                                                             Page
Exhibit Number                                             Number



3.1   Registrant's certificate of incorporation(1)

3.2   Registrant's by-laws(1)

4.1   Specimen certificate for common stock(1)

4.2   Promissory Note with Martin Rifkin

5.1   Opinion of David M. Kaye, Esq.(1)

10.1 Agreement and Plan of Tax Free Reorganization dated May 22, 1996 by and among NW Venture Corp.,
      Cyberia, Inc. ("Cyberia")and the shareholders of Cyberia(2)

24.1  Consent of Danzig, Garubo & Kaye(2)

24.2  Consent of Glasser & Haims, P.C.

24.3  Consent of Singer, Lewak, Greenbaum & Goldstein,
      LLP

28.1  Escrow Agreement (form)(1)


(1)Filed with original Filing.
(2)Filed with Post-Effective Amendment No. 1 to Form SB-2